UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

MACATAWA BANK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive Holland, Michigan (Address of Principal Executive Offices)	49424 (Zip Code)

Registrant’s telephone number, including area code: (616) 820-1444

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MCBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2024, Macatawa Bank Corporation (“Macatawa”) and Wintrust Financial Corporation (“Wintrust”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Macatawa will be merged with and into Leo Subsidiary LLC, a wholly-owned subsidiary of Wintrust (“Merger Sub”), with Merger Sub surviving as a wholly-owned subsidiary of Wintrust (the “Merger”). Promptly after completion of the Merger, or at such other time as Wintrust may determine, it is expected that Merger Sub will be merged with and into, or dissolved by, Wintrust.

The Merger Agreement has been unanimously adopted, and the Merger and the other transactions contemplated by the Merger Agreement have been unanimously authorized and approved, by each of the boards of directors of Macatawa and Wintrust and the sole member of Merger Sub.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, Wintrust has agreed to pay shareholders of Macatawa aggregate consideration of approximately $510.3 million (the “Merger Consideration”) or $14.85 per share of Macatawa common stock based on 34,361,562 shares of Macatawa common stock issued and outstanding as of April 12, 2024. 100% of the Merger Consideration will be paid to holders of Macatawa common stock in shares of Wintrust common stock, no par value per share (“Wintrust Common Stock”), calculated based on the exchange ratio described below, other than cash to be paid in lieu of any fractional shares. Immediately prior to the Effective Time (as defined in the Merger Agreement), all unvested shares of Macatawa restricted stock will automatically vest and be eligible to receive the respective portion of the Merger Consideration.

The exchange ratio used to determine the number of shares that Macatawa shareholders will be entitled to receive will be subject to a symmetrical $12.00 collar using a reference price of $101.03 to establish the high and low ends of the collar. The reference price was determined using the volume-weighted average price of Wintrust Common Stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust for each trading day during the ten trading day period ending on April 11, 2024. As set forth in further detail below, (a) the exchange ratio will be variable within the collar, such that if the Closing Price (as defined below) is within the collar, the aggregate value of the Merger Consideration will be fixed at approximately $510.3 million; and (b) if the Closing Price is outside of the collar, the exchange ratio will be a fixed amount both at the high and low ends of the collar, resulting in the aggregate value of the Merger Consideration being variable outside of the collar.

If the Closing Price is greater than or equal to $89.03 but less than or equal to $113.03, Macatawa shareholders will be entitled to receive between 0.1314 and 0.1668 shares of Wintrust Common Stock per share of Macatawa common stock. Macatawa shareholders will be entitled to receive 0.1668 shares of Wintrust Common Stock per share of Macatawa common stock if the

Closing Price is below $89.03, and 0.1314 shares of Wintrust Common Stock per share of Macatawa common stock if the Closing Price is above $113.03. The “Closing Price” will be determined using the volume-weighted average price of Wintrust Common Stock as reported under the heading “Bloomberg VWAP” on the Bloomberg page for Wintrust, for each trading day during the ten trading day period ending on the second trading day prior to the closing date of the Merger.

Certain Governance Matters

Subject to the terms and conditions of the Merger Agreement, Wintrust will appoint one individual serving on Macatawa’s board of directors to serve on Wintrust’s board of directors, effective immediately following the effective time of the Merger. It is currently expected that this individual will be Richard L. Postma.

Following the effective time of the Merger, Macatawa’s bank subsidiary, Macatawa Bank will maintain its separate bank charter and will continue to operate under the Macatawa Bank name in Michigan. Macatawa Bank will maintain a separate, legally constituted board of directors consisting of certain existing directors and new directors generally residing and doing business locally in the West Michigan community.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties that the parties have made to each other as of specific dates as set forth therein. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates as specified therein, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain confidential disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally are solely for the benefit of the parties to the Merger Agreement.

The Merger Agreement contains customary covenants of Macatawa and Wintrust, including, among others, covenants relating to (i) the conduct of each party’s business during the period between the date of the Merger Agreement and the effective time of the Merger and (ii) the cooperation and commercially reasonable efforts of each party to obtain any necessary regulatory and shareholder approvals for the Merger. Macatawa has also agreed, through its board of directors, to (i) prepare and file a proxy statement relating to a special meeting of shareholders to approve the Merger Agreement and other matters, (ii) recommend that its shareholders approve the Merger Agreement and other matters (subject to certain exceptions as provided in the Merger Agreement), (iii) call and hold a special meeting of shareholders to approve the Merger Agreement and other matters, and (iv) solicit shareholder approval of the Merger Agreement and other matters (subject to certain exceptions as provided in the Merger Agreement).

Macatawa has agreed not to, subject to certain exceptions generally related to its board of directors’ exercise of its fiduciary duties (as set forth in the Merger Agreement), solicit, initiate, facilitate, or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (as defined in the Merger Agreement).

If the Merger Agreement is terminated under certain circumstances, including termination of the Merger Agreement to accept a Company Superior Proposal (as defined in the Merger Agreement) as permitted by and subject to the terms of the Merger Agreement, Macatawa is required to pay Wintrust a cash termination fee equal to $20,400,000.

Completion of the Merger is subject to certain customary closing conditions, including, among others, (i) receipt of the requisite approval by Macatawa shareholders, (ii) receipt of required regulatory approvals, (iii) the absence of any law or order prohibiting completion of the Merger, (iv) the effectiveness of the registration statement to be filed by Wintrust with respect to the shares of Wintrust Common Stock to be issued in the Merger and (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement) applicable to Macatawa or Wintrust.

The above disclosure under this Item 1.01 and description of the Merger Agreement and Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this report as Exhibit 2.1 and is incorporated herein by reference.

In connection with the Merger Agreement, each of Macatawa’s directors and executive officers owning shares of Macatawa common stock entered into a Voting and Support Agreement with Wintrust, in their capacities as shareholders. Each director and executive officer who is party to a Voting and Support Agreement has agreed to vote in favor of approval of the Merger Agreement, subject to the exceptions set forth in the Voting and Support Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting and Support Agreement that is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 15, 2024, Macatawa and Wintrust issued a joint press release announcing the execution of the Merger Agreement. A copy of this press release is attached to this report as Exhibit 99.2.

Attached as Exhibit 99.3 to this report is a Transaction Highlights presentation regarding the Merger.

Forward-Looking Statements

This report and its exhibits contain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Macatawa or Wintrust with respect to this planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance and the timing of the closing of the transaction. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, Macatawa does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in a materially burdensome regulatory condition (as defined in the Merger Agreement));
•	the failure of Macatawa to obtain shareholder approval, or for either party to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;
•	the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Macatawa and Wintrust do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and
•	the outcome of any legal proceedings that may be instituted against Macatawa or Wintrust.

Additional risk factors include, but are not limited to, the risk factors described in Item 1A in Macatawa’s Annual Report on Form 10-K for the year ended December 31, 2023 and in any of Macatawa’s subsequent SEC filings, and in Item 1A in Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2023 and in any of Wintrust’s subsequent SEC filings.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger between Macatawa and Wintrust. In connection with the proposed Merger, Wintrust will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement and Prospectus of Macatawa, as well as other relevant documents regarding the proposed Merger. A definitive Proxy Statement and Prospectus will be sent to Macatawa shareholders when available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Proxy Statement and Prospectus, once available, as well as other filings containing information about Macatawa, Wintrust and the proposed transaction may be obtained at the SEC’s Internet site http://www.sec.gov. You will also be able to obtain these documents, free of charge, from Macatawa under the "Investor Relations" section of its website, www.macatawabank.com (which website is not incorporated herein by reference), by clicking the "Investor Relations/SEC Filings" link. In addition, investors and security holders may obtain free copies of the documents Macatawa has filed with the SEC by directing a request to Macatawa Bank Corporation, Attn: Bryan Barker, 10753 Macatawa Drive, Holland, Michigan 49424 or by phone at (616) 494-1448, and may obtain free copies of the documents Wintrust has filed with the SEC by directing a request to Wintrust Financial Corporation, Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 or by phone at (847) 939-9000.

Participants in Solicitation

Macatawa, Wintrust and certain of their respective directors, executive officers and other members of management or employees may be deemed to be participants in the solicitation of proxies from Macatawa shareholders in respect of the proposed Merger, which will be described in the Proxy Statement and Prospectus. Information about the directors and executive officers of Macatawa and their ownership of Macatawa common stock is also set forth in Macatawa’s definitive proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024 and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

2.1

Agreement and Plan of Merger by and among Wintrust Financial Corporation, Leo Subsidiary LLC and Macatawa Bank Corporation dated April 15, 2024.  (The schedules to the Agreement and Plan of Merger have been omitted.  The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

		99.1	Form of Voting and Support Agreement
		99.2	Press Release dated April 15, 2024
		99.3	Transaction Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 15, 2024	MACATAWA BANK CORPORATION (Registrant)

		By:	/s/ Jon W. Swets
Jon W. Swets Its Chief Executive Officer

EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

WINTRUST FINANCIAL CORPORATION,

LEO SUBSIDIARY LLC

AND

MACATAWA BANK CORPORATION

Dated as of April 15, 2024

Table of Contents

ARTICLE I THE MERGER	1
1.1 Merger.	1
1.2 The Closing.	2
1.3 Effective Time of Merger.	2
1.4 Additional Actions.	2
1.5 Surviving Company.	2
1.6 Reservation of Right to Revise Structure.	3
ARTICLE II EFFECT OF MERGER ON CAPITAL STOCK	3
2.1 Conversion of Securities.	3
2.2 Exchange Procedure.	5
2.3 Distributions with Respect to Unexchanged Shares.	6
2.4 No Further Ownership Rights in Company Common Stock.	6
2.5 No Liability.	6
2.6 Lost, Stolen or Destroyed Certificates.	6
2.7 Withholding Rights.	7
2.8 No Fractional Shares.	7
2.9 Adjustments.	7
2.10 Upset Condition.	8
ARTICLE III COMPANY'S REPRESENTATIONS AND WARRANTIES	9
3.1 Authorization, No Conflicts, Etc.	9
3.2 Organization and Good Standing.	11
3.3 Subsidiaries.	11
3.4 Capital Stock.	12
3.5 Financial Statements.	13
3.6 Absence of Certain Changes or Events.	13
3.7 Legal Proceedings.	13
3.8 Regulatory Filings.	14
3.9 No Indemnification Claims.	14
3.10 Conduct of Business; Compliance with Law.	14
3.11 Transaction Documents.	14
3.12 Agreements With Bank Regulators.	15
3.13 Tax Matters.	15
3.14 Properties.	17
3.15 Intellectual Property.	19
3.16 Required Licenses, Permits, Etc.	19
3.17 Material Contracts and Change of Control.	20
3.18 Labor and Employment Matters.	22
3.19 Employee Benefits.	24
3.20 Environmental Matters.	27
3.21 Duties as Fiduciary.	28
3.22 Investment Bankers and Brokers.	28
3.23 Company-Related Persons.	28

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3.24 Change in Business Relationships.	29
3.25 Insurance.	29
3.26 Allowance for Credit Losses.	29
3.27 Loan Origination and Servicing.	29
3.28 Data Security and Customer Privacy.	29
3.29 Loans and Investments.	30
3.30 Securities Laws Matters.	30
3.31 Investment Securities.	31
3.32 Books and Records.	31
3.33 Community Reinvestment Act.	32
3.34 Bank Secrecy Act.	32
3.35 Takeover Statutes.	32
3.36 No Undisclosed Liabilities.	32
3.37 No Other Representations or Warranties.	32
ARTICLE IV PURCHASER'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES	33
4.1 Authorization, No Conflicts, Etc.	33
4.2 Organization and Good Standing.	34
4.3 Subsidiaries.	34
4.4 Capital Stock.	35
4.5 Financial Statements.	36
4.6 Absence of Certain Changes or Events.	36
4.7 Legal Proceedings.	36
4.8 Regulatory Filings.	36
4.9 Conduct of Business.	37
4.10 Transaction Documents.	37
4.11 Agreements With Bank Regulators.	37
4.12 Investment Bankers and Brokers.	37
4.13 Allowance for Credit Losses.	37
4.14 Securities Laws Matters.	37
4.15 Community Reinvestment Act.	38
4.16 Bank Secrecy Act.	38
4.17 No Other Representations or Warranties.	39
ARTICLE V COVENANTS	39
5.1 Conduct of Business by Company.	39
5.2 Conduct of Business by Purchaser.	43
5.3 No Solicitation by Company.	43
5.4 Preparation of the Registration Statement; Shareholder Meeting.	47
5.5 Stock Exchange Listing.	48
5.6 Regulatory Matters and Approvals.	49
5.7 Employee Matters.	50
5.8 Press Releases and Public Announcement.	51
5.9 Access to Information.	51
5.10 Indemnification and Insurance.	52
5.11 Takeover Laws.	54

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5.12 Securityholder Litigation.	54
5.13 Tax-Free Reorganization Treatment.	54
5.14 Expenses.	54
5.15 Miscellaneous Agreements and Consents.	55
5.16 Advice of Changes.	55
5.17 280G Matters.	55
5.18 Section 16 Matters.	55
5.19 Dividends.	55
5.20 Governance Matters.	56
ARTICLE VI CLOSING CONDITIONS	56
6.1 Conditions to Each Party's Obligation to Effect the Merger.	56
6.2 Conditions to Company's Obligation to Effect the Merger.	57
6.3 Conditions to Purchaser's Obligation to Effect the Merger.	58
ARTICLE VII TERMINATION	59
7.1 Termination of Plan of Merger.	59
7.2 Effect of Termination.	61
ARTICLE VIII CERTAIN DEFINITIONS	62
ARTICLE IX MISCELLANEOUS	71
9.1 No Third-Party Beneficiaries.	71
9.2 Specific Performance.	71
9.3 Entire Agreement.	72
9.4 Succession and Assignment.	72
9.5 Construction.	72
9.6 Exclusive Jurisdiction.	72
9.7 Waiver of Jury Trial.	72
9.8 Notices.	72
9.9 Governing Law.	73
9.10 Counterparts.	73
9.11 Headings.	73
9.12 Calculation of Dates and Deadlines.	73
9.13 Severability.	73
9.14 Non-Survival of Representations, Warranties and Agreements.	74
9.15 Amendments.	74

iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Plan of Merger") is made as of April 15, 2024, by and among Wintrust Financial Corporation, an Illinois corporation ("Purchaser"), Leo Subsidiary LLC, a Michigan limited liability company and wholly-owned subsidiary of Purchaser ("Merger Sub"), and Macatawa Bank Corporation, a Michigan corporation ("Company").

PRELIMINARY STATEMENT

1.          The respective Boards of Directors of each of Company and Purchaser, and the sole member of Merger Sub, have determined that it is in the best interests of their respective corporation, company, shareholders or member, as applicable, that Company merge with and into Merger Sub (the "Merger") in accordance with the terms of this Plan of Merger, the Michigan Business Corporation Act (the "MBCA"), the Michigan Limited Liability Company Act (the "MLLCA"), and any other applicable Law;

2.          The Company Board of Directors has, in light of and subject to the terms and conditions set forth in this Plan of Merger, resolved to adopt this Plan of Merger, to authorize the Merger and the other transactions contemplated by it and to recommend approval by the Company Shareholders of this Plan of Merger;

3.          Each of the Purchaser Board of Directors and the Merger Sub sole member has, in light of and subject to the terms and conditions set forth in this Plan of Merger, resolved to adopt this Plan of Merger and to authorize the Merger and the other transactions contemplated by it;

4.          For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Plan of Merger is intended to be and is adopted as a "Plan of Reorganization" for the purposes of Sections 354 and 361 of the Code; and

5.          Each member of the Company Board of Directors and each of the Company's executive officers owning shares of Company Common Stock has executed and delivered to Purchaser a voting agreement substantially in the form attached as Exhibit A.

In consideration of the representations, warranties, mutual covenants and agreements contained in this Plan of Merger, Company and Purchaser agree as follows:

ARTICLE I
THE MERGER

1.1           Merger. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Company shall be merged with and into Merger Sub and the separate corporate existence of Company shall cease. Company and Merger Sub are each sometimes referred to as a "Constituent Company" prior to the Merger. At the Effective Time, the Constituent Companies shall become a single company, which company shall be Merger Sub (the "Surviving Company"). The effect of the Merger upon each of the Constituent Companies and the Surviving Company shall be as provided in the MBCA and the MLLCA with respect to the merger of companies. Without limiting the generality of the foregoing, and subject to the MBCA and the MLLCA, at the Effective Time: (a) all the rights, privileges, powers, franchises, licenses, and interests in and to every type of property (whether real, personal, or mixed) of Company and Merger Sub, shall vest in the Surviving Company, (b) all choses in action of Company and Merger Sub shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Company, and (c) all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company. Following the Merger, the Surviving Company shall be dissolved or merged with and into Purchaser.

1.2           The Closing. Company, Merger Sub and Purchaser shall consummate the Merger (the "Closing") (a) at the offices of Warner Norcross + Judd LLP, 150 Ottawa Ave. NW, Suite 1500, Grand Rapids, Michigan 49503, at 10:00 a.m., local time, on a date to be agreed upon by Company and Purchaser upon five Business Days' written notice after the last of the conditions to Closing contained in Article VI (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Plan of Merger, or (b) at such other place and time or on such other date as Company and Purchaser may mutually determine (the date on which the Closing actually occurs is referred to as the "Closing Date").

1.3           Effective Time of Merger. Upon completion of the Closing, Company and Merger Sub shall each promptly execute and file a certificate of merger as required by the MBCA and MLLCA to effect the Merger (the "Certificate of Merger"). No party shall take any action to revoke the Certificate of Merger after its filing without the written consent of the other party. The "Effective Time" of the Merger shall be the time and date when the Merger becomes effective as set forth in the Certificate of Merger. Notwithstanding Section 1.2, Company and Purchaser agree that, if requested by Purchaser, the Effective Time will occur on either the last day of the month in which, or the first day of the month after which, the Closing occurs.

1.4           Additional Actions. At any time after the Effective Time, the Surviving Company may determine that deeds, assignments, or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Company, and its successor and assigns, its rights, title, or interest in, to, or under any of the rights, properties, or assets of Company and Merger Sub acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. Company and Merger Sub grant to the Surviving Company, and its successors and assigns, an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This irrevocable power of attorney shall only be operative following the Effective Time and at such time the officers and directors of the Surviving Company, and of its successors and assigns, shall be fully authorized in the name of Company and Merger Sub to take any and all such actions contemplated by this Plan of Merger.

1.5           Surviving Company. At the Effective Time, the Surviving Company shall have the following attributes until they are subsequently changed in the manner provided by Law:

1.5.1               Name. The name of the Surviving Company shall be "Leo Subsidiary LLC."

2

1.5.2               Articles of Organization. The articles of organization of the Surviving Company shall be the articles of organization of Merger Sub as in effect immediately prior to the Effective Time, without change.

1.5.3               Operating Agreement. The operating agreement of the Surviving Company shall be the operating agreement of Merger Sub as in effect immediately prior to the Effective Time, without change.

1.5.4               Officers. The officers of the Surviving Company shall be the officers of Merger Sub immediately before the Effective Time.

1.5.5               Managers. The managers, if any, of the Surviving Company shall be the managers of Merger Sub immediately before the Effective Time.

1.6           Reservation of Right to Revise Structure. At Purchaser's election, the Merger may alternatively be structured so that (a) Company is merged with and into Purchaser or any other direct or indirect wholly-owned subsidiary of Purchaser or (b) any other direct or indirect wholly-owned subsidiary of Purchaser is merged with and into Company; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of Company Common Stock, (ii) prevent the parties from obtaining the opinions of counsel referred to in Section 6.2.5 and Section 6.3.5 or otherwise cause the transaction to fail to qualify for the Intended Tax Treatment, or (iii) materially impede or delay consummation of the transactions contemplated by this Plan of Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Plan of Merger (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Plan of Merger or the rights and obligations of the parties or their respective shareholders) in order to reflect such election.

ARTICLE II
EFFECT OF MERGER ON CAPITAL STOCK

2.1           Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Merger Sub, Purchaser or any other Person:

2.1.1               Cancellation of Excluded Shares. Each share of Company Common Stock that is owned by Company (or by any of its wholly-owned Subsidiaries) or Purchaser or Merger Sub (or by any of their respective wholly-owned Subsidiaries) (collectively, the "Excluded Shares," provided, however, that Excluded Shares shall not include Trust Account Shares or DPC Shares as defined in this Plan of Merger) immediately before the Effective Time will automatically be canceled and cease to exist without delivery of any consideration in exchange for or in respect of any Excluded Share.

2.1.2               Conversion of Company Common Stock.

2.1.2.1           Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, each unvested share of restricted stock awarded under the Company Stock Plan and other than the Excluded Shares) (the aggregate total amount of such shares collectively, the

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"Outstanding Company Common Stock"), shall be converted into the right to receive the Per Share Merger Consideration whereupon such shares of Company Common Stock will no longer be outstanding and all rights with respect to such shares of Company Common Stock will cease to exist, except the right to receive the Per Share Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, upon surrender of Certificates or Book-Entry Shares, in accordance with Section 2.2. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

2.1.2.2           "Merger Consideration" shall mean the aggregate consideration to be paid in the Merger, which shall be equal to the product of (a) $14.85 and (b) the number of shares of Outstanding Company Common Stock.

2.1.2.3           "Per Share Merger Consideration" shall mean a number of fully paid and nonassessable shares of Purchaser Common Stock (rounded up to the nearest one-thousandth) equal to the quotient obtained by dividing (a) the Aggregate Share Amount by (b) the number of shares of Outstanding Company Common Stock.

2.1.2.4           "Aggregate Share Amount" shall mean (a) if the Purchaser Common Stock Price is at least $89.03 and no more than $113.03, the Aggregate Share Amount shall the be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) the Purchaser Common Stock Price; (b) if the Purchaser Common Stock Price is less than $89.03, the Aggregate Share Amount shall be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) $89.03; and (c) if the Purchaser Common Stock Price is more than $113.03, the Aggregate Share Amount shall be the number of shares of Purchaser Common Stock equal to the quotient (rounded up to the nearest whole share) obtained by dividing (i) the Merger Consideration by (ii) $113.03.

2.1.2.5           "Purchaser Common Stock Price" shall mean the mathematical average, calculated for the ten trading-day period ending on the second trading day preceding the Closing Date, of the volume-weighted average price ("VWAP") of a share of Purchaser Common Stock for each trading day during such period as displayed under the heading "Bloomberg VWAP" on the Bloomberg Page for Purchaser (or its equivalent successor page if such page is not available).  If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, "VWAP" shall mean the volume-weighted average price of a share of Purchaser Common Stock for such trading day, as determined by a nationally recognized investment banking firm retained by Purchaser based on available trading information for shares of Purchaser Common Stock.

2.1.3               Merger Sub Limited Liability Company Units Remain Outstanding. Each unit of Merger Sub's limited liability company interests issued and outstanding immediately prior to the Effective Time shall remain outstanding and represent one unit of limited liability company interests of the Surviving Company.

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2.2           Exchange Procedure.

2.2.1               Prior to or at the Effective Time, Purchaser shall deposit with Equiniti Trust Company, LLC, or such other bank or trust company as Purchaser may designate (the "Exchange Agent"), for the benefit of the holders of Company Common Stock as of immediately prior to the Effective Time, whether represented by Certificates or held as Book-Entry Shares, shares of Purchaser Common Stock, in the aggregate amount equal to the number of shares of Purchaser Common Stock to which holders of Company Common Stock are entitled pursuant to Section 2.1. In addition, Purchaser shall deposit with the Exchange Agent, prior to or at the Effective Time and as necessary from time to time after the Effective Time, cash in an amount sufficient to make payment in lieu of any fractional shares pursuant to Section 2.8, and payment of any dividends or other distributions payable pursuant to Section 2.3. All such shares of Purchaser Common Stock and cash deposited with the Exchange Agent pursuant to this Section 2.2.1 is referred to as the "Exchange Fund."

2.2.2               As soon as reasonably practicable after the Effective Time, Purchaser shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock (other than the Excluded Shares), as of the Effective Time, a form of letter of transmittal (which shall be in customary form and shall specify that delivery will be effected, and risk of loss and title to Certificates or Book-Entry Shares will pass, only upon proper delivery of such Certificates or Book-Entry Shares to the Exchange Agent upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3.

2.2.3               Upon surrender of a Certificate or of Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, each holder of a Certificate or of Book-Entry Shares shall be entitled to receive in exchange therefor (a) book-entry shares representing the number of whole shares of Purchaser Common Stock pursuant to Section 2.1, (b) cash in lieu of any fractional shares payable pursuant to Section 2.8, and (c) any dividends or distributions payable pursuant to Section 2.3, and such Certificates and Book-Entry Shares so surrendered shall forthwith be canceled.

2.2.4               In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificates or Book-Entry Shares so surrendered are registered if properly endorsed or otherwise in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish, to the reasonable satisfaction of Purchaser, that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2.4, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3.

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2.2.5               Any portion of the Exchange Fund that remains undistributed to holders of Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Purchaser, upon demand, and any holders of Certificates or Book-Entry Shares who have not then complied with this Article II shall thereafter look only to Purchaser for, and Purchaser shall remain liable for, payment of their claims for the Merger Consideration, any cash in lieu of any fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, in accordance with this Article II.

2.3           Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Purchaser Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Purchaser Common Stock that the holder of such unsurrendered Certificate or Book-Entry Share has the right to receive upon the surrender of such unsurrendered Certificate or Book-Entry Share and no cash payment in lieu of fractional shares of Purchaser Common Stock shall be paid to any such holder pursuant to Section 2.8, until the holder of such Certificate or Book-Entry Share shall have surrendered such Certificate or Book-Entry Share in accordance with this Article II. Subject to escheat or other applicable Law, following the surrender of any Certificate or Book-Entry Share, there shall be paid to the record holder of shares of Purchaser Common Stock issued in exchange therefor, without interest, with respect to such shares of Purchaser Common Stock (a) at the time of such surrender, the amount of dividends or other distributions with a record date and a payment date on or after the Effective Time and on or prior to the date of such surrender and the amount of any cash payable in lieu of a fractional share of Purchaser Common Stock to which such holder is entitled pursuant to Section 2.8, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Purchaser Common Stock.

2.4           No Further Ownership Rights in Company Common Stock. The Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3 upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been in full satisfaction of all rights pertaining to the Company Common Stock formerly represented by such Certificates or Book-Entry Shares. At the close of business on the Closing Date, the share transfer books of Company shall be closed, and there shall be no further registration of transfers on the share transfer books of Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to shares of Company Common Stock, except as otherwise provided in this Plan of Merger or by applicable Law.

2.5           No Liability. To the fullest extent permitted by applicable Law, none of Company, Purchaser, or the Surviving Company will be liable to any Company Shareholder or any other Person in respect of any cash properly delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws.

2.6           Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, Purchaser or the Exchange Agent will, upon the receipt of an

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affidavit of that fact by the holder of such Certificate in form and substance reasonably satisfactory to Purchaser or the Exchange Agent, pay in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3 payable in respect of the shares of Company Common Stock previously evidenced by such lost, stolen or destroyed Certificate. Purchaser or the Exchange Agent, as a condition precedent to the payment of the Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 2.8, and any dividends or other distributions payable pursuant to Section 2.3, may require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such amount as Purchaser or the Exchange Agent may reasonably direct (which amount shall be consistent with Purchaser's or Exchange Agent's customary procedure for Purchaser's existing shareholders) as indemnity against any claim that may be made against Purchaser with respect to such Certificate.

2.7           Withholding Rights. Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Plan of Merger such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Purchaser, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the Person in respect of which such deduction and withholding was made by Purchaser.

2.8           No Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividends or other distributions of Purchaser shall be paid with respect to such fractional share interests, and such fractional share interests will not entitle the owner to vote or to have any rights of a holder of shares of Purchaser Common Stock. Notwithstanding any other provision of this Plan of Merger, each holder of Certificates or Book-Entry Shares who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (determined after taking into account all Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu of such fractional part of a share of Purchaser Common Stock, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of Purchaser Common Stock multiplied by (b) the Purchaser Common Stock Price.

2.9           Adjustments. Notwithstanding anything to the contrary in this Article II, if, between the date of this Plan of Merger and the Effective Time, there is declared (with an effective time prior to the Effective Time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up, stock dividend or stock distribution (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Common Stock), combination, exchange, or readjustment of shares with respect to, or rights issued in respect of, Purchaser Common Stock or Company Common Stock, the Per Share Merger Consideration shall be proportionately and appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Plan of Merger prior to such event. Notwithstanding any other provisions of this Section 2.9, no adjustment shall be made in the event of the issuance of additional shares of Purchaser Common Stock pursuant to any dividend reinvestment plan or direct investment plan of Purchaser, pursuant to the exercise of stock options awarded under any director, employee or affiliate stock option plans of Purchaser or its

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subsidiaries, or upon the grant or sale of shares or rights to receive shares to or for the account of any director, employee, or affiliate of Purchaser or any of its subsidiaries pursuant to any stock option or other compensation or benefit plans of Purchaser, or in connection with the issuance of shares as merger consideration in a transaction where Purchaser is the surviving corporation or in connection with any offering of shares where Purchaser receives consideration in exchange for the shares so offered.

2.10        Upset Condition.

2.10.1            The "Upset Condition" shall have occurred if both of the following conditions exist as of the last day of the Pricing Period: (a) the Average Purchaser Closing Price is less than $80.82 (the "Floor Purchaser Price"); and (b) the number determined by dividing the Average Purchaser Closing Price by $101.03 is less than the number obtained by subtracting (i) 20% from (ii) the quotient obtained by dividing the Final Index Price by the Initial Index Price. The "Initial Index Price" means the $94.81 closing price of the KBW Nasdaq Regional Banking Index (KRX) on April 12, 2024. The "Average Purchaser Closing Price" means the average volume weighted trading price per share of Purchaser Common Stock on which shares of Purchaser Common Stock were actually traded in transactions reported on the Nasdaq stock exchange during the twenty (20) trading days immediately preceding the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for the consummation of the Merger have been received (disregarding any waiting period) (the "Pricing Period"). The "Final Index Price" means the closing price of the KBW Nasdaq Regional Banking Index (KRX) on the last day of the Pricing Period.

2.10.2            If the Upset Condition exists as of the last day of the Pricing Period, Company shall have the right, exercisable at any time prior to 5:00 p.m., Eastern Time on the second Business Day after the last day of the Pricing Period (the "Exercise Period") to (a) proceed with the Merger on the basis of the Per Share Merger Consideration as calculated pursuant to Section 2.1.2, subject to applicable adjustment as provided in Section 2.9, by delivering to Purchaser within the Exercise Period written notice of its decision to do so or by failing to deliver any notice to Purchaser; or (b) request Purchaser to adjust the Aggregate Share Amount used to calculate the Per Share Merger Consideration in accordance with Section 2.1.2, by delivering to Purchaser within the Exercise Period written notice to such effect (an "Increase Notice"), to an Aggregate Share Amount computed by (i) multiplying the Aggregate Share Amount calculated in accordance with Section 2.1.2 by a fraction that has as its numerator the Floor Purchaser Price and that has as its denominator the Average Purchaser Closing Price (the "Adjusted Per Share Merger Consideration").

2.10.3            If the Upset Condition occurs and Purchaser receives an Increase Notice, Purchaser shall either accept or decline the Adjusted Per Share Merger Consideration by delivering written notice of its decision to Company at or before 5:00 p.m., Eastern Time on the second Business Day after receipt of the Increase Notice (the "Acceptance Period"). If Purchaser accepts the Adjusted Per Share Merger Consideration within the Acceptance Period, this Plan of Merger shall remain in effect in accordance with its terms except that the Per Share Merger Consideration shall be equal to the Adjusted Per Share Merger Consideration. If Purchaser declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger

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Consideration within the Acceptance Period, the Merger shall be abandoned and this Plan of Merger shall thereupon terminate without further action by Company or Purchaser effective as of 5:00 p.m., Eastern Time on the Business Day following the expiration of the Acceptance Period; provided, that if Purchaser so declines the Adjusted Per Share Merger Consideration or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Merger Consideration within the Acceptance Period, Company may, by written notice delivered to Purchaser at or before 5:00 p.m., Eastern Time on the Business Day following the expiration of the Acceptance Period, elect to proceed with the Merger on the basis of the Per Share Merger Consideration calculated in accordance with Section 2.1.2, subject to applicable adjustment as provided in Section 2.9, and, upon such election, no abandonment of the Merger or termination of the Plan of Merger shall be deemed to have occurred, this Plan of Merger shall remain in effect in accordance with its terms, and the Closing shall thereafter occur, in accordance with the terms of this Plan of Merger.

ARTICLE III
COMPANY'S REPRESENTATIONS AND WARRANTIES

On or prior to the date hereof, Company has delivered to Purchaser a schedule (the "Company Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations or warranties contained in this Article III or to one or more of its covenants contained in Article V. Accordingly, Company hereby represents and warrants to Purchaser as follows, except (a) as set forth on the Company Disclosure Letter, or (b) as disclosed in the Company SEC Reports filed with or furnished to the SEC since January 1, 2022 and publicly available prior to the date hereof (excluding any risk factor disclosures set forth under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other predictive, cautionary or forward-looking statement of risk); provided, that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3.1, Section 3.3.2, Section 3.4.1, Section 3.4.2, Section 3.22 or Section 3.35:

3.1           Authorization, No Conflicts, Etc.

3.1.1               Authorization of Plan of Merger. Company has the requisite corporate power and authority to execute and deliver this Plan of Merger, to perform its obligations hereunder and, subject to the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote to approve the Plan of Merger (the "Company Shareholder Approval"), to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted, and the consummation of the Merger and the other transactions contemplated by this Plan of Merger have been duly authorized, at a meeting duly called and held, by the Company Board of Directors. The Company Board of Directors at such meeting has unanimously (a) determined that the terms of this Plan of Merger are advisable, fair to and in the best interests of Company and the Company Shareholders, and (b) adopted this Plan of Merger, approved and authorized the transactions contemplated by this Plan of Merger and, subject to Section 5.3.5, resolved to recommend approval by the Company Shareholders of this Plan of Merger and the transactions contemplated by it (such recommendation, the "Company Board Recommendation") and (c)

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directed this Plan of Merger and the Merger be submitted to the Company Shareholders for approval. Except for the Company Shareholder Approval, no other corporate proceedings on the part of Company are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and (assuming due authorization, execution and delivery by Purchaser and Merger Sub) constitutes valid and binding obligations of, Company and is enforceable against Company in accordance with its terms, except to the extent that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.1.2               No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Plan of Merger by Company and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of the articles of incorporation or bylaws (or similar organizational documents) of Company or any Subsidiary of Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries"); or (b) any Law or Order applicable to Company or any Company Subsidiary, assuming the timely receipt of each of the approvals referred to in Section 3.1.4.

3.1.3               Regulatory Restrictions. The execution, delivery, and performance of this Plan of Merger by Company and the consummation of the Merger do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any cease and desist order, written agreement, memorandum of understanding, board resolutions or other regulatory agreement or commitment with or from a Governmental Entity to which Company or any Company Subsidiary is a party or subject, or by which Company or any Company Subsidiary is bound or affected.

3.1.4               Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of any Governmental Entity or any stock market or stock exchange on which Company Common Stock is listed for trading is required for the consummation of the transactions contemplated by this Plan of Merger by Company other than in connection or compliance with (a) the filing of the Certificate of Merger in accordance with the MBCA and the MLLCA, (b) the filing with the SEC of the Registration Statement and the Proxy Statement, and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Plan of Merger and the transactions contemplated hereunder, (c) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or "blue sky" Laws or the rules and regulations of the Nasdaq stock exchange, and (d) the consents, authorizations, approvals, or exemptions required under the Bank Holding Company Act, the FDI Act, and the Michigan Banking Code. Company has no Knowledge of any reason why the regulatory approvals referred to in this Section 3.1.4 cannot be obtained or why the regulatory approval process would be materially impeded.

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3.2           Organization and Good Standing. Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Michigan. Company has all requisite corporate power and authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted in all material respects. Company is a bank holding company duly registered as such with the Federal Reserve Board under the Bank Holding Company Act. Company is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.3           Subsidiaries.

3.3.1               Ownership. Section 3.3.1 of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary as of the date of this Plan of Merger. Other than the Company Subsidiaries, Company does not have "control" (as defined in Section 2(a)(2) of the Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any Person engaged in an active trade or business or that holds any significant assets. Company or a Company Subsidiary owns all of the issued and outstanding capital stock or other equity interests of each of the Company Subsidiaries, free and clear of any claim or Lien of any kind. All of the issued and outstanding shares of capital stock or other equity interests of each Company Subsidiary have been, as applicable, duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock or other equity interests of any Company Subsidiary.

3.3.2               Organization and Good Standing. Each of the Company Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; (b) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, or local) where its ownership or leasing of property or the conduct of its business requires it to be so qualified; and (c) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (b) and (c) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company has made available to Purchaser true, correct and complete copies of the organizational documents of each Company Subsidiary (and all amendments thereto) as currently in effect, and no Company Subsidiary is in default in the performance, observation or fulfillment of its obligations under such documents, except for such defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.3.3               Deposit Insurance; Other Assessments. The deposit accounts of each Company Subsidiary that is a depository institution are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments to be paid in connection therewith have been paid by each such Company Subsidiary when due. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of

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Company, threatened. Company and each Company Subsidiary has paid as and when due all material fees, charges, assessments, and the like as required by Law to each and every Governmental Entity having jurisdiction over Company or each Company Subsidiary.

3.4           Capital Stock.

3.4.1               Classes and Shares. The authorized capital stock of Company consists of (a) 200,000,000 shares of common stock, no par value ("Company Common Stock"), of which 34,361,562 shares were issued and outstanding as of the close of business on April 12, 2024 and (b) 500,000 shares of preferred stock, none of which were issued and outstanding as of the date of this Plan of Merger. As of the date of this Plan of Merger, there is no security or class of securities outstanding that represents or is convertible into capital stock of Company.  All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

3.4.2               Stock Plans. Section 3.4.2 of the Company Disclosure Letter sets forth, as of the date of this Plan of Merger, (a) the number of shares of Company Common Stock that are authorized and reserved for issuance under the Company Stock Plan, and (b) the number of outstanding unvested shares of restricted stock awarded under the Company Stock Plan, including the name of each holder thereof, the applicable grant date thereof, the vesting conditions thereof, and the dollar amount of any accrued dividend equivalents thereon. As of the date of this Plan of Merger, there are no other compensatory awards outstanding pursuant to which Company Common Stock is issuable, or that relate to or are determined by reference to the value of Company Common Stock. All outstanding shares of Company Common Stock, and all Company Common Stock reserved for issuance under the Company Stock Plan, when issued in accordance with the terms of the Company Stock Plan, are or will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights, purchase option, call or right of first refusal rights. Company has made available to Purchaser complete and accurate copies of the Company Stock Plan and forms of agreements evidencing restricted stock awards. All outstanding Company restricted stock awards have been granted pursuant to, and in compliance with, the Company Stock Plan, and have been granted pursuant to one of the forms made available pursuant to the foregoing sentence, without any material deviation therefrom.

3.4.3               Issuance of Shares. After the date of this Plan of Merger, the number of issued and outstanding shares of capital stock of Company is not subject to change before the Effective Time, other than the issuance of shares of restricted stock in the ordinary course of business and consistent with past practice.

3.4.4               Voting Rights. Other than the issued and outstanding shares of Company Common Stock described in Section 3.4.1, neither Company nor any Company Subsidiary has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger. Company is not party to a shareholder rights agreement, "poison pill" or similar anti-takeover agreement or plan.

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3.4.5               Appraisal Rights. No Company Shareholder will be entitled to appraisal rights, whether pursuant to the MBCA, Company's articles of incorporation or bylaws, or any resolution of Company's Board of Directors, as a result of the consummation of the Merger.

3.5           Financial Statements. The consolidated financial statements of Company as of and for each of the three years ended December 31, 2023, 2022 and 2021 as audited by Company's independent auditors, including all schedules and notes relating to such statements (collectively, "Company Financial Statements") fairly present, and the unaudited consolidated financial statements of Company as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes, if any, relating to such statements, will fairly present, the consolidated financial condition and the results of operations, changes in shareholders' equity, and cash flows of Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance in all material respects with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the Company Financial Statements). No financial statements of any entity or enterprise other than the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of Company. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.

3.6           Absence of Certain Changes or Events. Since June 30, 2023, (a) Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice (other than discussions and negotiations related to this Plan of Merger), and (b) no event or events have occurred that have had, individually or in the aggregate, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7           Legal Proceedings. There is no Action pending or, to the Knowledge of Company, threatened, against Company or any of the Company Subsidiaries or any of their respective properties, rights or assets (a) as of the date of this Plan of Merger, that challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no material unsatisfied judgment, penalty or award against Company or any of the Company Subsidiaries. Neither Company nor any of the Company Subsidiaries, nor any of their respective properties, rights or assets, is subject to any (i) Order or any investigation by a Governmental Entity, (ii) unresolved violation, criticism or exception by any Governmental Entity, or (iii) formal or informal inquiry by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Company or any Company Subsidiary, in each case of clauses (i) through (iii), which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No officer or director of Company or any of the Company Subsidiaries is a defendant in any Action commenced by any shareholder of Company or any of the Company Subsidiaries with respect to the performance of his or her duties as an officer or a director of Company or any of the Company Subsidiaries under

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any applicable Law, except for any Action arising out of or relating to the Merger and the transactions contemplated by this Plan of Merger.

3.8           Regulatory Filings. Since January 1, 2021:

3.8.1               Regulatory Filings. Company and each Company Subsidiary has timely filed or furnished all material reports, registrations, statements and filings, together with any amendments required to be made with respect thereto, that they were required to file or furnish with Governmental Entities as required by applicable Law, including filings with (a) the Michigan Secretary of State, the Michigan Department of Insurance and Financial Services, and any other state regulatory authority, (b) the SEC, (c) the Federal Reserve Board, and (d) the FDIC.

3.8.2               Complete and Accurate. All such filings, as of their respective filing dates, complied in all material respects with all Laws, forms, and guidelines applicable to such filings.

3.9           No Indemnification Claims.  To the Knowledge of Company, no claims are outstanding against the Company or any Company Subsidiaries for indemnification or reimbursement of any Person.

3.10        Conduct of Business; Compliance with Law.

3.10.1            Company and each Company Subsidiary has conducted its business and used its properties in compliance in all material respects with all, and are not in material default or violation under any, applicable Orders and Laws.

3.10.2            None of Company, any Company Subsidiary, nor, to the Knowledge of Company, any director, officer, employee or agent acting in such capacity on behalf and at the direction of Company or any Company Subsidiary, has, directly or indirectly, (a) used any funds of Company or any Company Subsidiary for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any Company Subsidiary, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of Company or any Company Subsidiary, (e) made any fraudulent entry on the books or records of Company or any Company Subsidiary, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Company or any Company Subsidiary, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any Company Subsidiary, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

3.11        Transaction Documents. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference and contained in any Transaction

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Document will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (a) in the case of any Transaction Document (other than the Registration Statement and the Proxy Statement) at the time it is filed or at any time it is amended or supplemented, (b) in the case of the Registration Statement, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, and (c) in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholder Meeting. All Transaction Documents that Company is required to file with the SEC in connection with the Merger and the portions of the Registration Statement and Proxy Statement relating to Company and the Company Subsidiaries will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

3.12        Agreements With Bank Regulators. Neither Company nor any Company Subsidiary is a party to any Contract, cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any Order by,  or, since January 1, 2021, has been ordered to pay any civil money penalty by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity that restricts materially the conduct of Company's or a Company Subsidiary's business, or in any manner relates to the capital adequacy, credit or reserve policies or management of Company or any Company Subsidiary (a "Regulatory Agreement"), nor has Company nor any Company Subsidiary been advised by any Governmental Entity since January 1, 2021 that a Governmental Entity is contemplating issuing or requesting an Order or a Regulatory Agreement. Neither Company nor any Company Subsidiary is required by Section 32 of the FDI Act or FDIC Regulation Part 359 or the Federal Reserve Board to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer or to limit golden parachute payments or indemnification. Neither Company nor any Company Subsidiary has been designated as in "troubled condition" by any Governmental Entity.

3.13        Tax Matters.

3.13.1            All Tax Returns required by applicable Law to have been filed by Company and each Company Subsidiary have been filed when due (taking into account any applicable extensions), and each such Tax Return was true and correct in all material respects when filed. Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid to any third party. All income and other material Taxes that are due and payable by Company and each Company Subsidiary have been paid.

3.13.2            None of the Tax Returns of Company or the Company Subsidiaries filed for any Tax year beginning after December 31, 2018 have been audited by the IRS or any federal, state, local or foreign taxing authority. There is no tax audit or legal or administrative proceeding concerning Tax Returns or the assessment or collection of Taxes ongoing or pending or, to Company's Knowledge, threatened with respect to Company or any Company Subsidiary and the Company has not been notified in writing of any such threatened audit or proceeding. No claim concerning the calculation, assessment or collection of Taxes

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has been asserted with respect to Company or any Company Subsidiary except for any claim that has been fully resolved and the costs of such resolution fully paid and reflected in the Company Financial Statements. There are no material Liens on any of the assets of Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable.

3.13.3            Neither Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Taxes, which waiver or extension is still open.

3.13.4            Neither Company nor any Company Subsidiary has been included in any "consolidated," "unitary" or "combined" Tax Return for any taxable period for which the statute of limitations has not expired (other than a group of which Company is the common parent). Neither Company nor any Company Subsidiary is a general partner in any partnership.

3.13.5            In any year for which the applicable statute of limitations remains open, neither Company nor any Company Subsidiary has been or has purported to be a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

3.13.6            The tax and audit positions taken by Company and the Company Subsidiaries in connection with Tax Returns were reasonable and asserted in good faith. No listed or other reportable transaction within the meaning of Sections 6011, 6111 or 6112 of the Code or any comparable provision of any other applicable Tax Law has been engaged in by, or with respect to, Company or any Company Subsidiary. Company and the Company Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

3.13.7            Neither Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Plan of Merger, constitutes a "listed transaction" for purposes of Section 6011 of the Code (or a similar provision of state Law).

3.13.8            Neither Company nor any Company Subsidiary has taken any action or has Knowledge of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

3.13.9            There has been no disallowance of a deduction under Section 162(m) of the Code or excise tax imposed under Section 280G of the Code for any amount paid or payable by Company or any Company Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, and neither Company nor any Company Subsidiary has taken any action or has Knowledge of any fact that would reasonably be expected to cause any such disallowance or imposition of excise tax in the future.

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3.13.10         Company and the Company Subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.

3.13.11         Each of Company and the Company Subsidiaries has withheld and paid over all material Taxes required to have been withheld and paid over, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on the Company Financial Statements are sufficient for the payment of all accrued but unpaid Taxes as of the dates of the applicable Company Financial Statement, whether or not disputed.

3.13.12         Tax Accounting. Neither Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (c) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amounts received or deferred revenue accrued on or prior to the Closing Date. No property of Company or any Company Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code or directly or indirectly secures any debt the interest on which is exempt from tax under Section 103(a) of the Code. Any federal income tax liability related to bad debt deductions of Company or any Company Subsidiary are recorded in the Company Financial Statements.

3.13.13         Successor Liability. Neither Company nor any Company Subsidiary is a party to a Tax sharing, indemnification or similar agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group over which Company is the common parent) or otherwise has any liability for the Taxes of any party other than Company and the Company Subsidiaries.

3.13.14         Section 382. An "ownership change" as defined by Section 382 of the Code has not occurred with respect to Company since December 31, 2021.

3.13.15         Section 409A Liabilities. Neither Company nor any Company Subsidiary (a) has failed to report any compensation as required by Section 409A of the Code; or (b) has taken any action or has Knowledge of any fact that could reasonably be expected to result in any liability under Section 409A of the Code.

3.14        Properties. With respect to each parcel of real property owned by Company or any Company Subsidiary, including all other real estate owned ("Company Real Property"), and also with respect to each parcel of real property leased by Company or any Company Subsidiary ("Company-Leased Real Property") (Section 3.14 of the Company Disclosure Letter

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sets forth a complete and correct list and brief description of all Company Real Property and Company-Leased Real Property):

3.14.1            Title to and Interest in Properties. Company and each Company Subsidiary has good and valid title to, or valid leasehold interests in, all of their Company Real Property and Company-Leased Real Property free and clear of all Liens, except for Permitted Liens.

3.14.2            No Encroachments. Except for encroachments that have been insured by a title insurance policy benefitting Company or a Company Subsidiary, no building or improvement to Company Real Property or, to the Knowledge of Company, Company-Leased Real Property encroaches on any easement or property owned by another Person. No building or property owned by another Person encroaches on Company Real Property or, to the Knowledge of Company, Company-Leased Real Property or on any easement benefiting Company Real Property or Company-Leased Real Property. No claim of encroachment has been asserted by any Person with respect to any of Company Real Property or, to the Knowledge of Company, Company-Leased Real Property.

3.14.3            Buildings. All buildings and improvements to Company Real Property and, to the Knowledge of Company, Company-Leased Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

3.14.4            No Condemnation. None of Company Real Property or, to the Knowledge of Company, Company-Leased Real Property is the subject of any condemnation action. To the Knowledge of Company, there is no proposal under active consideration by any public or governmental authority or entity to acquire Company Real Property or Company-Leased Real Property for any governmental purpose.

3.14.5            Validity. Each premises comprising Company Real Property and, to the Knowledge of Company, Company-Leased Real Property is a lawfully existing parcel that is: (a) a valid platted parcel; (b) a valid condominium unit; or (c) a lawfully existing parcel within the meaning of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended.

3.14.6            Access. Each premises comprising Company Real Property and, to the Knowledge of Company, Company-Leased Real Property has both legal and practical pedestrian and vehicular access to a public street.

3.14.7            Obligations. Company and each Company Subsidiary, as applicable, has paid all amounts due and owing and performed in all material respects all obligations under each agreement that affects any of Company Real Property or Company-Leased Real Property.

3.14.8            Additional Representations Regarding Real and Personal Property Leases. With respect to each lease and license pursuant to which Company or any Company Subsidiary, as lessor, lessee, licensor or licensee, has possession or leases or licenses

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to others any real or personal property, excluding any personal property lease with payments of less than $100,000 per year (each, a "Company Lease"):

(a)     Valid. Each of Company's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

(b)     No Default. There is no existing default under any of Company's Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Company, any Company Subsidiary or, to the Knowledge of Company, any other party to the contract, which default is reasonably expected to have a Company Material Adverse Effect.

3.14.9            Personal Property.   Company or a Company Subsidiary, as applicable, has good, valid and insurable title to, or a valid leasehold interest in, all tangible and intangible assets used, intended or required for use by Company and the Company Subsidiaries in the conduct of their businesses, free and clear of any Liens, except for Permitted Liens, and all such tangible personal property is in good working condition and repair, normal wear and tear excepted.

3.15        Intellectual Property. Company and the Company Subsidiaries exclusively own, or have a valid license or other valid right to use, all material Intellectual Property as used in their business as presently conducted; it being understood that the foregoing shall not be construed to expand or diminish the scope of the non-infringement representations and warranties that follow in this Section 3.15. No Actions, suits or other proceedings are pending or, to the Knowledge of Company, threatened that Company or any of the Company Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property. To the Knowledge of Company, no Person is infringing, misappropriating or otherwise violating the rights of Company or any of the Company Subsidiaries with respect to any Intellectual Property owned or purported to be owned by Company or any of the Company Subsidiaries, all of which that is registered and active is listed on Section 3.15 of the Company Disclosure Letter (collectively the "Company-Owned Intellectual Property"). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of Company: (a) no circumstances exist which could reasonably be expected to give rise to any (i) Action that challenges the rights of Company or any of the Company Subsidiaries with respect to the validity or enforceability of the Company-Owned Intellectual Property or (ii) claim of infringement, misappropriation, or violation by the Company of the Intellectual Property rights of any Person, and (b) the consummation of the transactions contemplated by this Plan of Merger will not give rise to any claim by any Person to a right to own, purchase, transfer, use, alter, impair, extinguish or restrict any Company-Owned Intellectual Property or Intellectual Property licensed to Company or any Company Subsidiary.

3.16        Required Licenses, Permits, Etc. Company and each Company Subsidiary hold all material Permits and other rights from all appropriate Governmental Entities necessary for the conduct of its business substantially as presently conducted. All such material Permits and rights are in full force and effect, and none of Company or any Company Subsidiaries has received

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any notice (whether written or, to the Knowledge of the Company, oral) of any pending or threatened action by any Governmental Entity to suspend, revoke, cancel or limit any Permit.

3.17        Material Contracts and Change of Control.

3.17.1            "Material Contracts" Defined. For the purposes of this Plan of Merger, the term "Company Material Contract" means any of the following Contracts to which Company or any of the Company Subsidiaries is a party or to which any of them or their assets are bound as of the date of this Plan of Merger:

3.17.1.1        Each Contract that has been or would be required to be, but has not been, filed by Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K on Form 10-K under the Exchange Act as if such Form 10-K were filed as of the date of this Plan of Merger;

3.17.1.2        Each Contract, other than any Contracts contemplated by this Plan of Merger, that limits in any material respect the ability of Company or any of the Company Subsidiaries to engage or compete in any business (including geographic restrictions and exclusive or preferential arrangements);

3.17.1.3        Each Contract that creates a partnership or joint venture to which Company or any of the Company Subsidiaries is a party;

3.17.1.4        Each Contract between or among Company and any Company Subsidiary or Company Subsidiaries;

3.17.1.5        Each employment Contract with an employee of Company or any Company Subsidiary or any other compensatory Contract or plan in which any executive officer of Company or any Company Subsidiary participates (other than any compensatory Contract or plan which pursuant to its terms is available to employees, officers, or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants);

3.17.1.6        Each Contract with a correspondent bank;

3.17.1.7        Any commitment made to Company or the Company Subsidiaries relating to outstanding Indebtedness, permitting it to borrow money, any letter of credit, any pledge, any security agreement, any guarantee or any subordination agreement, or other similar or related type of understanding, as to which Company or any of the Company Subsidiaries is a debtor or pledgor, other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, FHLB advances, or trade payables made in the ordinary course of business consistent with past practices;

3.17.1.8        Each Contract that relates to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) or material asset, other than this Plan of Merger, pursuant to which Company or any of the Company Subsidiaries has any continuing obligations, contingent or otherwise;

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3.17.1.9        Each Contract that grants any right of first refusal or right of first offer or similar right or that limits the ability of Company or any of the Company Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

3.17.1.10     Each voting agreement or registration rights agreement with respect to the capital stock of Company or any of the Company Subsidiaries;

3.17.1.11     Each Contract granting Company or any Company Subsidiary the right to use, restricting Company's or any Company Subsidiary's right to use, or granting any other Person the right to use Intellectual Property that is material to the conduct of Company's or any Company Subsidiary's business (including any license, franchise agreement, co-existence agreement, concurrent-use agreement, settlement agreement or other similar type Contract);

3.17.1.12     Each Contract that limits the payment of dividends by Company or any Company Subsidiary;

3.17.1.13     Except agreements made in accordance with Regulation O and agreements entered into in the ordinary course of business consistent with past practice for compensation or indemnity, any Contract between Company or any Company Subsidiary, on the one hand, and, on the other hand (a) any officer or director of Company or a Company Subsidiary, or (b) to the Knowledge of Company, any (i) record or beneficial owner of 5 percent or more of the voting securities of Company, (ii) Affiliate or family member of any such officer, director, or record or beneficial owner, or (iii) other Affiliate of Company, except in each case those Contracts of a type available to employees of Company generally;

3.17.1.14     Each Contract for any one capital expenditure or a series of capital expenditures, the aggregate amount of which is in excess of $500,000;

3.17.1.15     Each Contract or commitment to make a loan not yet fully disbursed or funded to any Person, wherein the undisbursed or unfunded amount exceeds $3,500,000;

3.17.1.16     Each Contract or commitment for a loan participation agreement with any other Person in excess of $500,000;

3.17.1.17     Each Contract with a labor union, including any Collective Bargaining Agreement; and

3.17.1.18     Each Contract listed in Section 3.17.2 of the Company Disclosure Letter.

3.17.2            Full Force and Effect. Prior to the date of this Plan of Merger, Company has provided or made available to Purchaser a true and complete copy of each Company Material Contract in effect as of the date of this Plan of Merger. Each such Company Material Contract is listed on Section 3.17.2 of the Company Disclosure Letter. Except for

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matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Company Material Contracts are, valid, binding and in full force and effect as of the date of this Plan of Merger, (b) neither Company nor any of the Company Subsidiaries is in violation or breach of or default under (or with notice or lapse of time, or both, would be in violation or breach of or default under) the terms of any Company Material Contract, (c) to the Knowledge of Company, no other party to any Company Material Contract is in breach of or in default under any Company Material Contract, and (d) neither Company nor any Company Subsidiary has received written notice of breach or termination (or proposed breach or termination) of any Company Material Contract.

3.17.3            Effect of Merger and Related Transactions. There is no Company Material Contract under which (a) consent or approval is required from any Person, (b) a prohibited assignment by operation of Law could occur, (c) a waiver or loss of any right of Company or any Company Subsidiary could occur, or (d) an acceleration of any obligation, or the creation or imposition of a Lien on any asset, property or right, of the Company or any Company Subsidiary, could occur, in each case as a result of the execution and delivery of this Plan of Merger or the consummation of the transactions contemplated herein, where any such occurrence would reasonably be expected to (i) materially interfere with the ordinary course of business consistent with past practices conducted by Company, any Company Subsidiary or the Surviving Company (and its Affiliates) or (ii) have a Company Material Adverse Effect.

3.17.4            All data processing contracts of Company or the Company Subsidiaries are cancelable by Company or the Company Subsidiaries on or before the Effective Time without cost, penalty, or further obligation, except for costs, penalties or further obligations that, in the aggregate with respect to any Contract, do not exceed $1,000,000. Neither Company nor any Company Subsidiary is a party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require any payment to another party upon termination in excess of $1,000,000.

3.18        Labor and Employment Matters.

3.18.1            Compliance with Labor and Employment Laws. (a) Company and all of the Company Subsidiaries are in compliance with all applicable Laws relating to labor and employment practices, including those relating to wages, employee benefits, hours and overtime, workplace safety and health, immigration, individual and collective termination, non-discrimination and data privacy, the identification of particular employees or job classifications as "exempt" or "non-exempt" for purposes of such obligations, and any and all other matters involving compensation or benefits afforded to or not afforded to employees, contractors or consultants except for such noncompliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (b)  there is no unfair labor practice charge or complaint pending before the NLRB or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries; (c) during the past three years, there has been no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of Company, threatened against or affecting Company or any of the Company Subsidiaries; (d) to the Knowledge of the Company, there is no current claim or activity by any labor organization seeking representational status with respect to the employees of the Company or any Company Affiliate, and there is no

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representation claim or petition pending before the NLRB or any similar foreign agency relating to the employees of Company or any Company Subsidiary; (e) Company has not received written notice of charges with respect to or relating to Company or any Company Subsidiary pending before the Equal Employment Opportunity Commission or other Governmental Entity responsible for the prevention of unlawful employment practices; and (f) neither Company nor any Company Subsidiary has received any written notice from any Governmental Entity responsible for the enforcement of labor or employment Laws of an intention to conduct an investigation of Company or any Company Subsidiary and, to the Knowledge of Company, no such investigation is in progress.

3.18.2            Collective Bargaining Agreements. Neither Company nor any Company Subsidiary is party to, bound by, or negotiating any Collective Bargaining Agreement or any other Contract with any labor organization, union, works council, employee representative or association relating to the employees of Company or any Company Subsidiary.

3.18.3            At-Will Employment. All salaried employees, hourly employees, and temporary employees of Company and any of the Company Subsidiaries are employed on an at-will basis by Company or any of the Company Subsidiaries and may be terminated at any time with or without cause and without any severance or other liabilities to Company or any Company Subsidiary, or have signed an agreement or acknowledged in writing that their employment is at will. There has been no written representation by Company or any Company Subsidiary made to any employees that commits Company, any Company Subsidiary, or the Surviving Company to retain them as employees for any period of time subsequent to the Closing.

3.18.4            WARN Act. Since January 1, 2011, neither Company nor any Company Subsidiary has effectuated a "plant closing" or a "mass lay off" (in each case, as defined in the WARN Act), in either case affecting any site of employment or facility of Company or any Company Subsidiary, except in compliance with the WARN Act and any applicable state laws pertaining to such matters.

3.18.5            Occupational Health and Safety. There is no audit, investigation, charge or proceeding with respect to a material violation of any occupational health and safety standards that is pending or unremedied, or to the Knowledge of Company, threatened against Company or any Company Subsidiary. Company and all of the Company Subsidiaries are in compliance with all applicable occupational health and safety Laws, except for such failures to comply as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.18.6            Liabilities under Employment and Benefit Contracts. The consummation of the transactions contemplated by this Plan of Merger will not create Liabilities for any act by Company or any Company Subsidiary on or prior to the Closing under any Collective Bargaining Agreement, Contract or Company Benefit Plan.

3.18.7            Eligibility Verification. Company has implemented commercially reasonable procedures to ensure that all employees who are performing services

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for Company or any Company Subsidiary in the United States are legally permitted to work in the United States and will be legally permitted to work in the United States for the Surviving Company or any of its Affiliates following the consummation of the transactions contemplated by this Plan of Merger.

3.18.8            Employment Policies, Programs, and Procedures. The policies, programs, and practices of Company and all Company Subsidiaries relating to equal opportunity and affirmative action, wages, employee classifications (including independent contractor versus employee and exempt versus non-exempt), hours of work, employee disabilities, employment termination, employment discrimination, employee safety, labor relations, and other terms and conditions of employment are in compliance in all material respects with applicable Law governing or relating to employment and employer practices and facilities.

3.18.9            Record of Payments. There is no existing or outstanding material obligation of Company or the Company Subsidiaries, whether arising by operation of Law, civil or common, by contract, or by past custom, for any Employment-Related Payment to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Company and/or the Company Subsidiaries and paid when due or duly accrued in the ordinary course of business in accordance with GAAP. For purposes of this Plan of Merger, "Employment-Related Payments" include any payment to be made with respect to any contract for employment or severance agreement; unemployment compensation benefits, profit sharing, pension, employee stock ownership plan or retirement benefits; social security benefits; compensation; fringe benefits, including vacation or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

3.18.10         Additional Employment Related Agreements. Company and the Company Subsidiaries are not parties to, or bound by, any oral or written, express or implied, (a) plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, restricted stock, stock appreciation rights, stock awards, deferred compensation, retirement payments, retirement benefits of the type described Accounting Standard Codification 715 (Compensation – Retirement Benefits), or profit sharing; or (b) plan, contract, arrangement, understanding or practice with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former director, employee or any spouse, child, member of the same household, estate or survivor of any director or employee or former director or employee.

3.19        Employee Benefits.

3.19.1            Company has delivered or made available to Purchaser true and complete copies of the following, to the extent applicable, (i) all Company Benefit Plans, including amendments thereto, (ii) each trust agreement, group annuity contract and summary plan description, relating to such Company Benefit Plan, (iii) the most recent actuarial report, financial statement or valuation report for such Company Benefit Plan, and (iv) all material

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correspondence to or from any Governmental Entity relating to any audit or investigation of such Company Benefit Plan in the six year period prior to the date hereof. Each Company Benefit Plan is in compliance with all applicable requirements of ERISA, the Code and all other applicable Laws and has been administered in accordance with its terms and such Laws, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.19.2            Each Company Benefit Plan intended to qualify under Section 401(a) of the Code or under Section 501(c)(9) of the Code is listed in Section 3.19.2 of the Company Disclosure Letter and has received a favorable determination, advisory, or opinion letter from the IRS that it is so qualified, and the related trusts have been determined to be exempt from taxation, or is established on a pre-approved form or prototype of plan document that has received or requested a favorable opinion or advisory letter from the IRS that such form or plan document is so qualified or exempt. A copy of the most recent determination, advisory, or opinion letter with respect to each such Company Benefit Plan has been delivered to Purchaser, and to the Knowledge of Company, no condition exists or existed and nothing has occurred prior to or since the date of such letter that would cause the loss of such qualification or exemption. All contributions, payments or premiums required to be made with respect to any Company Benefit Plan by Company have been timely made, and all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

3.19.3            Neither Company nor any ERISA Affiliate of Company participates in nor has ever participated in any Multiemployer Plan, and neither Company nor any ERISA Affiliate of Company maintains or contributes to, or is party to, and, nor has it ever maintained, contributed to, or was a party to, any plan, program, agreement or policy that (a) is a "defined benefit plan" within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA, (b) is a "multiple employer plan" as defined in ERISA or the Code (whether or not subject thereto), (c) is described in Section 401(a)(1) of ERISA (whether or not subject thereto), (d) is a multiple employer welfare arrangement within the meaning of Section 3(40)(A) of the Code, (e) is a voluntary employees beneficiary association within the meaning of Code Section 501(c)(9), or (f) is primarily for the benefit of employees who reside outside of the United States.

3.19.4            Except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state Laws requiring continuation of benefits coverage following termination of employment, neither Company nor any Company Subsidiary provides health or welfare benefits for any retired or former employee or service provider to the Company or a Company Subsidiary following such individual's retirement or other termination of service.

3.19.5            The execution, delivery of, and performance by Company of its obligations under the transactions contemplated by this Plan of Merger (either alone or upon the occurrence of any additional or subsequent event) will not (a) result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employees, officers, consultants, independent contractors, agents or directors of Company or any of the Company Subsidiaries; (b) result in the triggering or imposition of

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any restrictions or limitations on the right of Company or any of the Company Subsidiaries to amend or terminate any Company Benefit Plan; or (c) result in any "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code.

3.19.6            Company and the Company Subsidiaries may, subject to the limitations imposed by applicable Law and the terms of the applicable Company Benefit Plan, without the consent of any employee, beneficiary, or other person, prospectively terminate, modify, or amend any such Company Benefit Plan effective as of any date on or after the date of this Plan of Merger.

3.19.7            Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with Section 409A of the Code in all material respects. Neither Company nor any of the Company Subsidiaries have entered into any agreement or arrangement to, and do not otherwise have any obligation to, indemnify or hold harmless any Person for any Liability that results from the failure to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder.

3.19.8            No stock options, stock appreciation rights or other grants of stock-based awards by Company or any Company Subsidiaries were backdated, spring-loaded, or granted at less than fair market value.

3.19.9            There is no pending or, to the Knowledge of Company, threatened Action with respect to any Company Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries.

3.19.10         No Company Benefit Plan and no trust created thereunder has been involved in any nonexempt "prohibited transaction" as defined in Section 4975 of the Code or in Sections 406 and 408 of ERISA which has subjected, or would reasonably be expected to subject, a Company Benefit Plan or related trust or Company or any Company Subsidiary to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

3.19.11         No payment that is owed or may become due to any director, officer, employee, or agent of Company or any Company Subsidiary will be non-deductible or subject to any penalty or excise tax; nor do any Company Benefit Plans require Company or a Company Subsidiary to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

3.19.12         There is no payment that has become due from any Company Benefit Plan, any trust created thereunder, or from Company or any Company Subsidiary that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

3.19.13         No statement, either written or oral, has been made by Company or any Company Subsidiary to any person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan and that could have a Company Material Adverse Effect.

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3.19.14         Neither Company nor any Company Subsidiary provides health or welfare benefits that are self-insured. To the extent Company or a Company Subsidiary provides self-insured health or welfare benefits, all such benefits are covered by a stop-loss policy.

3.19.15         Neither Company nor any Company Subsidiary has any liability to any governmental or regulatory body with respect to any Company Benefit Plan or any related trust, account or other funding vehicle.

3.19.16         The assets and liabilities of each Company Benefit Plan have been reported on the Company Financial Statements in accordance with GAAP.

3.20        Environmental Matters.

3.20.1            Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) Company and each of the Company Subsidiaries is and has been in compliance with and has no Liability under applicable Environmental Laws; (b) Company and each of the Company Subsidiaries possesses, has possessed and is and has been in compliance with all required Environmental Permits; (c) there are no Environmental Claims pending or, to the Knowledge of Company, threatened against Company or any of the Company Subsidiaries, and, to the Knowledge of Company, there are no facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against Company or any of the Company Subsidiaries; (d) no Releases of Hazardous Materials have occurred and no Person has been exposed to any Hazardous Materials at, from, in, to, on, or under any Company Site and no Hazardous Materials are present in, on, about or migrating to or from any Company Site that could give rise to an Environmental Claim against Company or any of the Company Subsidiaries; (e) neither Company nor any of the Company Subsidiaries has entered into or is subject to, any judgment, decree, order or other similar requirement of or agreement with any Governmental Entity under any Environmental Laws; (f) neither Company nor any of the Company Subsidiaries has assumed responsibility for or agreed to indemnify or hold harmless any Person for any Liability arising under or relating to Environmental Laws; and (g) neither Company, any predecessors of Company or any of the Company Subsidiaries, nor any entity previously owned by Company or any of the Company Subsidiaries, has transported or arranged for the treatment, storage, handling, disposal, containment, generation, manufacture, management or transportation of any Hazardous Material to any off-Site location which has or could result in an Environmental Claim against Company or any of the Company Subsidiaries.

3.20.2            Without limiting the generality of Section 3.20.1, to the Knowledge of Company, the Company Sites are free of asbestos except for asbestos that has been properly sealed and encapsulated to the extent required by all applicable Environmental Laws and all workplace safety and health Laws and regulations.

3.20.3            No Company Site contains, and to the Knowledge of Company has ever contained, any underground tanks for the storage of Hazardous Materials. Each underground storage tank presently or previously located on any Company Site has been operated, maintained and removed or closed in place, as applicable, in compliance with all

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applicable Environmental Laws, and has not been the source of any Release of a Hazardous Material to the environment that has not been fully remediated.

3.21        Duties as Fiduciary. Company and each Company Subsidiary has performed all of its respective duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable Laws, Contracts, wills, instruments and common law standards. Neither Company nor any Company Subsidiary has received any notice of any Action, claim, allegation or complaint from any Person that Company or any Company Subsidiary failed to perform these duties in a manner that complies in all material respects with all applicable Laws, Contracts, wills, instruments and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in the Company Financial Statements.

3.22        Investment Bankers and Brokers. Company has employed Morgan Stanley & Co. LLC ("Company Investment Banker") in connection with the Merger. Company, the Company Subsidiaries, and their respective Representatives have not employed, engaged, or consulted with any broker, finder, or investment banker other than Company Investment Banker in connection with this Plan of Merger or the Merger. Other than the fees and expenses payable by Company to Company Investment Banker in connection with the Merger, as described in Section 3.22 of the Company Disclosure Letter, there is no investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation of a similar type payable by Company or any Company Subsidiary to any Person with respect to the Plan of Merger or the consummation of the Merger.

3.23        Company-Related Persons. For purposes of this Plan of Merger, the term "Company-Related Person" shall mean any shareholder owning 5% or more of the Company Common Stock, any director or executive officer of Company or any Company Subsidiary, their spouses and any children or other persons who share the same household with such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have control.

3.23.1            Insider Loans. No Company-Related Person has any loan, credit or other Contract outstanding with Company or any Company Subsidiary that does not conform to applicable rules and regulations of the FDIC, the Federal Reserve Board, or any other Governmental Entity with jurisdiction over Company or any Company Subsidiary.

3.23.2            Control of Material Assets. Other than in a capacity as a shareholder, director, or executive officer of Company or any Company Subsidiary, no Company-Related Person owns or controls any material assets or properties that are used in the business of Company or any Company Subsidiary.

3.23.3            Contractual Relationships. Other than ordinary and customary banking relationships, no Company-Related Person has any contractual relationship with Company or any Company Subsidiary.

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3.23.4            Loan Relationships. No Company-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Company or any Company Subsidiary in a principal amount of $1,000,000 or more.

3.24        Change in Business Relationships. As of the date of this Plan of Merger, the Company has no Knowledge, whether on account of the Merger or otherwise, that any customer, agent, representative, supplier of Company or any Company Subsidiary, or other person with whom Company or any Company Subsidiary has a contractual relationship, intends to discontinue, diminish, or change its relationship with Company or any Company Subsidiary, the effect of which would reasonably be expected to have a Company Material Adverse Effect.

3.25        Insurance. Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and the Company Subsidiaries maintain in full force and effect insurance policies on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry, and the Company and the Company Subsidiaries are in compliance with, and not in default under, any such insurance policy. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. Since January 1, 2021, no insurance company has canceled or failed to renew a policy of insurance covering Company's or any Company Subsidiary's assets, properties, premises, operations, directors or personnel. Company and the Company Subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any material known claim for which a defense or indemnification or both may be available to Company or the Company Subsidiaries. Section 3.25 of the Company Disclosure Letter sets forth a true and correct listing of all Company and Company Subsidiaries insurance policies, policy expiration dates, carriers, coverage limits, premiums and deductibles.

3.26        Allowance for Credit Losses. The allowance for credit losses as reflected in Company's consolidated financial statements and the Company's regulatory reports as of December 31, 2023, in the reasonable opinion of Company's management, (a) was adequate to meet all reasonably anticipated credit losses, net of recoveries related to loans previously charged off as of those dates, (b) was consistent with GAAP and safe and sound banking practices, and (c) conforms to recommendations and comments in reports of examination in all material respects.

3.27        Loan Origination and Servicing. In originating, underwriting, servicing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, Company and each Company Subsidiary has complied in all material respects with all applicable terms and conditions of such obligations and with all applicable Laws, Contracts, rules, and procedures.

3.28        Data Security and Customer Privacy. Company and each Company Subsidiary is in compliance in all material respects with (a) all applicable Laws and applicable requirements of Governmental Entities regarding the security of each of their customers' data and the systems operated by Company and each Company Subsidiary, and (b) their respective privacy policies, including as it relates to the use of individually identifiable personal information relating

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to identifiable or identified natural persons. Company and each Company Subsidiary has implemented backup and disaster recovery technology reasonably consistent with industry standards and practices. To the Knowledge of Company, since January 1, 2021, no third party has gained unauthorized access to any information systems or networks controlled by and material to the operation of the business of Company and Company Subsidiaries, and, to the Knowledge of Company, there are no material data security or other technological vulnerabilities with respect to its information technology systems or networks.

3.29        Loans and Investments. All investments and, to the Knowledge of Company, all loans of Company and each Company Subsidiary are: (a) evidenced by notes, agreements or other evidences of Indebtedness that are true, genuine and what they purport to be; (b) legal and enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium, or other Laws affecting the rights of creditors generally or by the exercise of judicial discretion; (c) authorized under all applicable Laws; and (d) to the extent secured, secured by valid Liens which have been perfected. Neither Company nor any of the Company Subsidiaries have entered into any interest rate swaps, caps, floors, option agreements, futures and forward contracts, or other similar risk management arrangements, whether entered into for their own account or for the account of one or more of their respective customers, except for contractual interest rate caps and floors in loans to customers made in the ordinary course of business consistent with past practices and except for interest rate locks on real estate mortgage loans expected to be sold in the ordinary course of business consistent with past practices.

3.30        Securities Laws Matters.

3.30.1            Since January 21, 2021, Company has filed or furnished all forms, documents and reports and amendments thereto required to be filed or furnished with the SEC under the Securities Act or the Exchange Act (collectively, but excluding the Proxy Statement and the Registration Statement, the "Company SEC Reports"), and has paid all fees and assessments due and payable in connection therewith. Each of the Company SEC Reports, in each case as of its filing or furnishing date, or, if amended, as amended prior to the date of this Plan of Merger (with respect to those Company SEC Reports filed or furnished prior to the date of this Plan of Merger), has complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and published rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Reports, when filed or furnished or, if amended, as finally amended prior to the date of this Plan of Merger, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries are or ever have been required to file periodic reports with the SEC. As of the date of this Plan of Merger, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports.

3.30.2            Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Company has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Each of the certifications and

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statements relating to the Company SEC Reports required by: (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (ii) 18 U.S.C. §1350 (Section 906 of the SOX); or (iii) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Reports is accurate and complete, and complies as to form in all material respects with all applicable Laws. Company has disclosed, based on its most recent evaluation prior to the date of this Plan of Merger, to Company's auditors and the audit committee of the Company Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial information and (b) any fraud that involves management or other employees who have a significant role in Company's internal controls over financial reporting. Since January 1, 2021, neither Company nor any of the Company Subsidiaries has Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any Company Subsidiary or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since January 1, 2021, subject to any applicable grace periods, Company has been and is in compliance with (A) the applicable provisions of SOX and (B) the applicable listing and corporate governance rules and regulations of Nasdaq, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. To the Knowledge of Company, there is no reason that Company's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

3.31        Investment Securities.

3.31.1            Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of Company and the Company Subsidiaries have good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the Company Financial Statements or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Company or Company Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

3.31.2            Company and the Company Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses, and, to the knowledge of Company, Company and the Company Subsidiaries have been in material compliance with such policies, practices and procedures in all material respects since January 1, 2021.

3.32        Books and Records. The books and records of Company are, in all material respects, complete and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of Company on a consolidated basis set forth in the Company Financial

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Statements, represent bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Company and the Company Subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their shareholders, boards, and committees in all material respects. Since January 1, 2021, the minutes of each meeting (or corporate action without a meeting) of any such shareholders, boards, or committees have been duly prepared and are contained in such minute books.

3.33        Community Reinvestment Act. Each Company Subsidiary that is a depository institution received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Company nor the Company Subsidiaries knows of any facts or circumstances which would cause a Company Subsidiary that is a depository institution to fail to comply with the Community Reinvestment Act or to receive a rating of less than "satisfactory."

3.34        Bank Secrecy Act. Neither Company nor any Company Subsidiary has been notified of any supervisory criticisms or charges alleging noncompliance with the Bank Secrecy Act (41 USC 5422, et seq.) or related state or federal anti-money laundering Laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

3.35        Takeover Statutes. The Company Board of Directors has taken all actions necessary so that no "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Laws, or similar provisions in Company's articles of incorporation or bylaws, apply or will apply to Company with respect to this Plan of Merger or the other transactions contemplated by this Plan of Merger.

3.36        No Undisclosed Liabilities. Except for those Liabilities (a) that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Company and the Company Subsidiaries contained in the most recent Form 10-K of Company filed with the SEC, (b) reflected in Company SEC Reports filed prior to the date of this Plan of Merger or incurred since December 31, 2023 in the ordinary course of business consistent with past practice or (c) incurred in connection with this Plan of Merger and the transactions contemplated hereby, neither Company nor any of the Company Subsidiaries has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

3.37        No Other Representations or Warranties. Except for the representations and warranties made by Company and the Company Subsidiaries in this Article III, neither Company nor any other Person makes or has made any representation or warranty with respect to Company or the Company Subsidiaries or their respective business, operations, assets, Liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates or Representatives of any documentation, projections, forecasts, estimates, budgets, prospect information or other information with respect to any one or more of the foregoing.

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ARTICLE IV
PURCHASER'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES

On or prior to the date hereof, Purchaser and Merger Sub has delivered to Company a schedule (the "Purchaser Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations or warranties contained in this Article IV or to one or more of its covenants contained in Article V. Accordingly, Purchaser and Merger Sub hereby represent and warrant to Company as follows, except (a) as set forth on the Purchaser Disclosure Letter, or (b) as disclosed in the Purchaser SEC Reports filed with or furnished to the SEC since January 1, 2022 and publicly available prior to the date hereof (excluding any risk factor disclosures set forth under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other predictive, cautionary or forward-looking statement of risk); provided, that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3.1, Section 4.3.2, or Section 4.4.1:

4.1           Authorization, No Conflicts, Etc.

4.1.1               Authorization of Plan of Merger. Each of Purchaser and Merger Sub has the requisite corporate or company power, as applicable, and authority to execute and deliver this Plan of Merger, to perform its respective obligations hereunder, and to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted, and the consummation of the Merger and the other transactions contemplated by this Plan of Merger have been duly authorized, by the Purchaser Board of Directors and the sole member of Merger Sub. No other corporate or company proceedings on the part of Purchaser or Merger Sub, as applicable, are necessary to authorize this Plan of Merger or to consummate the Merger. This Plan of Merger has been duly executed and delivered by, and (assuming due authorization, execution and delivery by Company) constitutes valid and binding obligations of, each of Purchaser and Merger Sub and is enforceable against each of Purchaser and Merger Sub in accordance with its terms, except to the extent that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The issuance of the shares of Purchaser Common Stock constituting the Merger Consideration has been duly authorized by the Purchaser Board of Directors and there are sufficient shares of Purchaser Common Stock authorized but unissued to complete the Merger, and when issued, the shares of Purchaser Common Stock constituting the Merger Consideration will be fully paid and non-assessable.

4.1.2               No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Plan of Merger by each of Purchaser and Merger Sub, the issuance of shares of Purchaser Common Stock constituting the Merger Consideration and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of the articles of incorporation or bylaws (or similar organizational documents) of Purchaser, Merger Sub or any Subsidiary of Purchaser (each a "Purchaser Subsidiary" and collectively, the "Purchaser Subsidiaries"); or (b) any Law or Order

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applicable to Purchaser, Merger Sub or any Purchaser Subsidiary, assuming the timely receipt of each of the approvals referred to in Section 4.1.4.

4.1.3               Regulatory Restrictions. The execution, delivery, and performance of this Plan of Merger by each of Purchaser and Merger Sub, the issuance of shares of Purchaser Common Stock constituting the Merger Consideration and the consummation of the Merger do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any cease and desist order, written agreement, memorandum of understanding, board resolutions or other regulatory agreement or commitment with or from a Governmental Entity to which Purchaser, Merger Sub or any Purchaser Subsidiary is a party or subject, or by which Purchaser, Merger Sub or any Purchaser Subsidiary is bound or affected.

4.1.4               Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of any Governmental Entity or any stock market or stock exchange on which Purchaser Common Stock is listed for trading is required for the consummation of the transactions contemplated by this Plan of Merger by Purchaser or Merger Sub other than in connection or compliance with (a) the filing of the Certificate of Merger in accordance with the MBCA and the MLLCA, (b) the filing with the SEC of the Registration Statement and the Proxy Statement, and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Plan of Merger and the transactions contemplated hereunder, (c) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities or "blue sky" Laws or the rules and regulations of the Nasdaq stock exchange, and (d) the consents, authorizations, approvals, or exemptions required under the Bank Holding Company Act, the FDI Act, and the Michigan Banking Code. Purchaser has no Knowledge of any reason why the regulatory approvals referred to in this Section 4.1.4 cannot be obtained or why the regulatory approval process would be materially impeded.

4.2           Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Illinois. Merger Sub is a limited liability company organized, validly existing, and in good standing under the Laws of the State of Michigan. Each of Purchaser and Merger Sub has all requisite corporate or company power, as applicable, and authority to own, operate, and lease its respective properties and assets and to carry on its respective business as it is now being conducted in all material respects. Purchaser is a financial holding company duly registered as such with the Federal Reserve Board under the Bank Holding Company Act. Each of Purchaser and Merger Sub is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.3           Subsidiaries.

4.3.1               Ownership. Purchaser has provided to Company a true and complete list of each Purchaser Subsidiary as of the date of this Plan of Merger. Other than the Purchaser Subsidiaries, Purchaser does not have "control" (as defined in Section 2(a)(2) of the

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Bank Holding Company Act), either directly or indirectly, of any Person engaged in an active trade or business or that holds any significant assets. Purchaser or a Purchaser Subsidiary owns all of the issued and outstanding capital stock or other equity interests of each of the Purchaser Subsidiaries, free and clear of any claim or Lien of any kind. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock or other equity interests of any Purchaser Subsidiary.

4.3.2               Organization and Good Standing. Each of the Purchaser Subsidiaries (a) is duly organized and validly existing under the Laws of its jurisdiction of organization; (b) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, or local) where its ownership or leasing of property or the conduct of its business requires it to be so qualified; and (c) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (b) and (c) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.3.3               Deposit Insurance; Other Assessments. The deposits of each Purchaser Subsidiary that is a depository institution are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments to be paid in connection therewith have been paid by each such Purchaser Subsidiary when due. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of Purchaser, threatened. Purchaser and each Purchaser Subsidiary has paid as and when due all material fees, charges, assessments, and the like as required by Law to each and every Governmental Entity having jurisdiction over Purchaser or each Purchaser Subsidiary.

4.4           Capital Stock.

4.4.1               Classes and Shares. The authorized capital stock of Purchaser consists of: (a) 100,000,000 shares of common stock, no par value ("Purchaser Common Stock"), of which 61,749,348 shares were issued and outstanding as of the close of business on April 12, 2024; (b) 20,000,000 shares of preferred stock, no par value, of which 5,000,000 shares series D preferred stock, and 11,500 shares of series E preferred stock, were issued and outstanding as of the date of this Plan of Merger; and (c) approximately 1,538,489 shares of Purchaser Common Stock issued or reserved for issuance and future grants under Purchaser equity incentive plans. Except as set forth in the immediately preceding sentence, as of the date of this Plan of Merger, there is no security or class of securities outstanding that represents or is convertible into capital stock of Purchaser.  All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

4.4.2               Voting Rights. Neither Purchaser nor any Purchaser Subsidiary (other than Merger Sub) has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger, this Plan of Merger or the issuance of Purchaser Common Stock that constitutes the Merger Consideration, or that entitle the holder or holders to consent to, or withhold consent on, the Merger, this Plan of Merger or the issuance of Purchaser Common Stock that constitutes the Merger Consideration.

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4.5           Financial Statements. The consolidated financial statements of Purchaser as of and for each of the three years ended December 31, 2023, 2022 and 2021, as reported on by Purchaser's independent registered public accounting firm, including all schedules and notes relating to such statements (collectively, "Purchaser Financial Statements"), fairly present, and the unaudited consolidated financial statements of Purchaser as of and for each quarter ending after the date of this Plan of Merger until the Effective Time, including all schedules and notes, if any, relating to such statements, will fairly present, the consolidated financial condition and the results of operations, changes in shareholders' equity, and cash flows of Purchaser as of the respective dates of and for the periods referred to in such financial statements, all in accordance in all material respects with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the Purchaser Financial Statements). No financial statements of any entity or enterprise other than the Purchaser Subsidiaries are required by GAAP to be included in the consolidated financial statements of Purchaser. The Purchaser Financial Statements have been prepared from, and are in accordance with, the books and records of Purchaser and the Purchaser Subsidiaries.

4.6           Absence of Certain Changes or Events. Since June 30, 2023, (a) Purchaser and the Purchaser Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice (other than discussions and negotiations related to this Plan of Merger), and (b) no event has occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.7           Legal Proceedings. There is no Action pending or, to the Knowledge of Purchaser, threatened, against Purchaser or any of the Purchaser Subsidiaries or any of their respective properties, rights or assets (a) as of the date of this Plan of Merger, that challenges or seeks to enjoin, alter, prevent or materially delay the Merger or (b) has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. There is no material unsatisfied judgment, penalty or award against Purchaser or any of the Purchaser Subsidiaries. Neither Purchaser nor any of the Purchaser Subsidiaries, nor any of their respective properties, rights or assets, is subject to any (i) Order or any investigation by a Governmental Entity, (ii) unresolved violation, criticism or exception by any Governmental Entity, or (iii) formal or informal inquiry by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Purchaser or any Purchaser Subsidiary, in each case of clauses (i) through (iii), which has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.8           Regulatory Filings. Since January 1, 2023:

4.8.1               Regulatory Filings. Company and each Company Subsidiary has timely filed or furnished all material reports, registrations, statements and filings, together with any amendments required to be made with respect thereto, that they were required to file or furnish with Governmental Entities as required by applicable Law, including filings with (a) the Illinois Secretary of State, the Illinois Department of Financial and Professional Regulation,

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and any other state or Federal regulatory authority, (b) the SEC, (c) the Federal Reserve Board, and (d) the FDIC.

4.8.2               Complete and Accurate. All such filings, as of their respective filing dates, complied in all material respects with all Laws, forms, and guidelines applicable to such filings.

4.9           Conduct of Business. Purchaser and each Purchaser Subsidiary has conducted its business and used its properties in compliance in all material respects with all, and are not in material default or violation under any, applicable Orders and Laws.

4.10        Transaction Documents. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference and contained in any Transaction Document will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (a) in the case of any Transaction Document (other than the Registration Statement and Proxy Statement) at the time it is filed or at any time it is amended or supplemented, (b) in the case of the Registration Statement, at the time it is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, and (c) in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholder Meeting. The portions of the Registration Statement and Proxy Statement relating to Purchaser and the Purchaser Subsidiaries will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

4.11        Agreements With Bank Regulators. Neither Purchaser nor any Purchaser Subsidiary is a party to any Regulatory Agreement, nor has Purchaser nor any Purchaser Subsidiary been advised by any Governmental Entity that a Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) an Order or a Regulatory Agreement.

4.12        Investment Bankers and Brokers. Purchaser, the Purchaser Subsidiaries, and their respective Representatives have not employed, engaged, or consulted with any broker, finder, or investment banker in connection with this Plan of Merger or the Merger.

4.13        Allowance for Credit Losses. The allowance for credit losses as reflected in Purchaser's consolidated financial statements and the Purchaser's regulatory reports as of December 31, 2023, in the reasonable opinion of Purchaser's management, (a) was adequate to meet all reasonably anticipated credit losses, net of recoveries related to loans previously charged off as of those dates, (b) was consistent with GAAP and safe and sound banking practices, and (c) conforms to recommendations and comments in reports of examination in all material respects.

4.14        Securities Laws Matters.

4.14.1            Since January 21, 2021, Purchaser has filed or furnished all forms, documents and reports and amendments thereto required to be filed or furnished with the SEC under the Securities Act or the Exchange Act (collectively, but excluding the Proxy Statement and the Registration Statement, the "Purchaser SEC Reports"), and has paid all fees

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and assessments due and payable in connection therewith. Each of the Purchaser SEC Reports, in each case as of its filing or furnishing date, or, if amended, as amended prior to the date of this Plan of Merger, has complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and published rules and regulations of the SEC, and none of the Purchaser SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Purchaser Subsidiaries are or ever have been required to file periodic reports with the SEC. As of the date of this Plan of Merger, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Purchaser SEC Reports.

4.14.2            Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Purchaser has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Purchaser has disclosed, based on its most recent evaluation prior to the date of this Plan of Merger, to Purchaser's auditors and the audit committee of the Purchaser Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser's ability to record, process, summarize and report financial information and (b) any fraud that involves management or other employees who have a significant role in Purchaser's internal controls over financial reporting. Since January 1, 2021, neither Purchaser nor any of the Purchaser Subsidiaries has Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or any Purchaser Subsidiary or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Purchaser or any Purchaser Subsidiary has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since January 1, 2021, subject to any applicable grace periods, Purchaser has been and is in compliance with (a) the applicable provisions of the SOX and (b) the applicable listing and corporate governance rules and regulations of Nasdaq, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.15        Community Reinvestment Act. Each Purchaser Subsidiary that is a depository institution received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Purchaser nor the Purchaser Subsidiaries knows of any facts or circumstances which would cause a Purchaser Subsidiary that is a depository institution to fail to comply with the Community Reinvestment Act or to receive a rating of less than "satisfactory."

4.16        Bank Secrecy Act. Neither Purchaser nor any Purchaser Subsidiary has been notified of any material supervisory criticisms or charges alleging noncompliance with the Bank Secrecy Act (41 USC 5422, et seq.) or related state or federal anti-money laundering Laws, regulations and guidelines, including without limitation those provisions of federal regulations

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requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

4.17        No Other Representations or Warranties. Except for the representations and warranties made by Purchaser, Merger Sub and the Purchaser Subsidiaries in this Article IV, neither Purchaser, Merger Sub nor any other Person makes or has made any representation or warranty with respect to Purchaser, Merger Sub or the Purchaser Subsidiaries or their respective business, operations, assets, Liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Company or any of its Affiliates or Representatives of any documentation, projections, forecasts, estimates, budgets, prospect information or other information with respect to any one or more of the foregoing.

ARTICLE V
COVENANTS

5.1           Conduct of Business by Company. Company shall, and shall cause each of the Company Subsidiaries to, during the period from the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as expressly contemplated by this Plan of Merger or as required by applicable Law or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, Company shall, and shall cause each of the Company Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact its and the Company Subsidiaries' business organization and advantageous customer and business relationships and keep available the services of the present officers and employees and (b) take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis. Without limiting the generality of the foregoing, between the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as otherwise expressly contemplated by this Plan of Merger or as set forth in Section 5.1 of the Company Disclosure Letter or as required by applicable Law, Company shall not, nor shall it permit any of the Company Subsidiaries to, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to Section 5.1.1, 5.1.2, 5.1.3, subsections (b), (c), (d), (e) or (h) of 5.1.4, 5.1.11 or 5.1.12, for which Purchaser may withhold its consent at its sole discretion):

5.1.1               amend its articles of incorporation or bylaws (or other comparable organizational documents);

5.1.2               (a) split, combine or reclassify any securities issued by Company or any of the Company Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its securities, (b) purchase, repurchase, redeem or otherwise acquire any securities issued by Company or any of the Company Subsidiaries, or (c) declare, set aside or pay any dividend or distribution (whether in

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cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock, except for distributions by a Company Subsidiary to its parent, and except for quarterly cash dividends by Company in an amount not to exceed $0.09 per share of Company Common Stock and paid in a manner consistent with past practice with respect to the timing of the declaration, payment and record date of such dividend, subject to the terms of Section 5.19;

5.1.3               issue, offer, deliver, sell, pledge, grant, dispose of or otherwise permit to become outstanding any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, or encumber any securities issued by Company or any of the Company Subsidiaries;

5.1.4               except as required by applicable Law or the express terms of any Company Benefit Plan or Contract in effect as of the date of this Plan of Merger, (a) increase the compensation, benefits, severance or termination pay of (or accelerate payment or vesting of), or pay or award any bonus or other incentive compensation to, any director, officer, employee or individual independent contractor (except for customary salary increases in amounts in the ordinary course of business consistent with past practices in connection with promotions or annual salary adjustments made in the ordinary course of business consistent with past practices of employees with individual salaries or wages of less than $200,000 per year not in excess of 4% for any individual); (b) enter into any new or amend in any material respect any existing employment, consulting, severance, termination, retention, change in control or similar agreement with any of its past or present officers, directors, employees or independent contractors; (c) establish, adopt, enter into, amend, terminate, or take any action to accelerate rights under any Company Benefit Plan; (d) grant any severance or termination pay unless provided under any Company Benefit Plan; (e) grant any compensatory awards that are payable in, relate to, or are determined by reference to the value of, Company Common Stock; (f) fund or in any other way secure any payment of compensation or benefit under any Company Benefit Plan; (g) hire any new employees or individual independent contractors, other than, to the extent hired in the ordinary course of business consistent with past practices, individual independent contractors or non-executive employees with individual salaries, wages or base pay of less than $200,000 per year; or (h) establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement.

5.1.5               acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or division of a business or, except for transactions with or among wholly-owned Subsidiaries, make any capital contributions to any Person, other than (a) incident to foreclosures in connection with debts previously contracted in good faith, or (b) acquisitions of personal property in the ordinary course of business consistent with past practice not to exceed $25,000 individually or $50,000 in the aggregate for all such transactions;

5.1.6               (a) transfer, license (or sublicense), sell, lease, pledge, mortgage or otherwise dispose of or permit any Lien (other than Permitted Liens) to attach to, any assets, including the capital stock or other equity interests in any Company Subsidiary; provided, however, the foregoing shall not apply to dealings with financial assets or investment securities nor prohibit Company and the Company Subsidiaries from transferring, licensing,

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selling, leasing or disposing of obsolete or unused equipment, fixtures or assets, in each case in the ordinary course of business consistent with past practice not to exceed $25,000 individually or $50,000 in the aggregate for all such transactions; (b) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or (c) adopt any shareholder rights plan;

5.1.7               incur any Indebtedness for borrowed money or guarantee, assume, endorse or otherwise as an accommodation become responsible for any such Indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or any of the Company Subsidiaries, guarantee any debt securities of another Person, or enter into any "keep well" or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Company Subsidiary) (it being understood and agreed that incurrence of Indebtedness in the ordinary course of business consistent with past practices in connection with the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposits, and entry into repurchase agreements shall not be prohibited by this Section 5.1.7);

5.1.8               make any application for the opening, relocation, or closing of any branch office, loan production office or other material office or facility, or open, relocate or close any branch office, loan production office or other material office or facility;

5.1.9               enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), any Company Material Contract, other than in the ordinary course of business consistent with past practice;

5.1.10            institute, settle or compromise any Actions pending or threatened before any arbitrator, court or other Governmental Entity (a) involving the payment of monetary damages or an admission of liability by Company or any Company Subsidiary of any amount exceeding $300,000, (b) involving injunctive or similar relief, or (c) having a material impact on Company's business;

5.1.11            make any material change in any method of financial accounting principles or practices, in each case except for any such change required or to be required by a change in GAAP or applicable Law;

5.1.12            (a) settle or compromise any Tax claims, audits or assessments in excess of the amount reserved for such claims, audits or assessments as set forth on the Company Financial Statements, (b) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting or (c) enter into any closing agreement, surrender in writing any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Company or the Company Subsidiaries;

5.1.13            except for (a) capital expenditures set forth on Section 5.1.13 of the Company Disclosure Letter, (b) capital expenditures required by Law or Governmental Entities or incurred in connection with the repair or replacement of facilities destroyed or

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damaged due to casualty or accident (whether or not covered by insurance), or (c) each Contract for any one capital expenditure or series of capital expenditures, the aggregate amount of which is less than $10,000, make any capital expenditure or permit any of the Company Subsidiaries to make any capital expenditure;

5.1.14            enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking or operating policies or practices, except in the ordinary course of business consistent with past practice or as required by Law or any regulatory agency having jurisdiction over Company or any of the Company Subsidiaries;

5.1.15            except as required by Law or any regulatory agency having jurisdiction over Company or any of the Company Subsidiaries, make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans;

5.1.16            restructure or materially change the nature of the composition of its investment securities portfolio through purchases, sales or otherwise, or its policies with respect to the classification or reporting of such portfolios;

5.1.17            fail to charge off loans and maintain its allowance for credit losses, in each case in a manner in conformity with the prior respective practices of Company and the Company Subsidiaries and applicable industry, regulatory, and GAAP standards;

5.1.18            fail to promptly notify Purchaser of the threat (to the Knowledge of Company) or the commencement, of any material Action against, relating to, or affecting: (a) Company or any Company Subsidiary; (b) Company's or any Company Subsidiary's directors, officers, or employees in their capacities as such; (c) Company's or any Company Subsidiary's assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger;

5.1.19            enter into or amend any Contract or other transaction with any Company-Related Person, except as contemplated or permitted by this Plan of Merger;

5.1.20            except as and to the extent required by applicable Law or regulatory agencies having jurisdiction over Company or any of the Company Subsidiaries, (a) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Plan of Merger, or (b) take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

5.1.21            (a) enter into any new credit or new lending relationships greater than $5,000,000 that would require an exception to Macatawa Bank's formal loan policy as in effect as of the date of this Plan of Merger or that are not in compliance with the provisions of such loan policy; or (b) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a "Borrowing

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Affiliate") if such Person or such Borrowing Affiliate is the obligor under any Indebtedness to Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such Indebtedness Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by Company or any of its Subsidiaries;

5.1.22            except in the ordinary course of business consistent with past practices (a) terminate, materially amend, or waive any material provision of, any Company Material Contract; make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Company, or (b) or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement; or

5.1.23            agree or commit to do any of the foregoing.

5.2           Conduct of Business by Purchaser. Between the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, except as otherwise expressly contemplated by this Plan of Merger or as required by applicable Law, Purchaser (a) shall take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis, and (b) shall not, nor shall it permit any of the Purchaser Subsidiaries to, without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed):

5.2.1               amend the Purchaser's articles of incorporation or bylaws in a manner that would materially and adversely affect the holders of Company Common Stock relative to the holders of Purchaser Common Stock;

5.2.2               except as and to the extent required by applicable Law or regulatory agencies having jurisdiction over Purchaser or any of the Purchaser Subsidiaries, (a) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Plan of Merger, or (b) take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

5.2.3               agree or commit to do any of the foregoing.

5.3           No Solicitation by Company.

5.3.1               Except as specifically permitted by this Section 5.3, Company shall not and shall cause each of the Company Subsidiaries and their Representatives not to, during the period from the date of this Plan of Merger until the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, directly or indirectly, (a) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, (b) engage or enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish

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to any other Person information in connection with any Company Takeover Proposal, or otherwise cooperate with or assist or participate in, or facilitate or knowingly encourage any such inquiries, proposals, discussions or negotiations or any effort or attempt to make a Company Takeover Proposal, (c) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract) or (d) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other contract providing for, relating to or in connection with any Company Takeover Proposal or any proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal. Company shall, and shall cause each of the Company Subsidiaries and each of its and the Company Subsidiaries' Representatives to (i) immediately upon execution of this Plan of Merger, cease any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to an existing or potential Company Takeover Proposal as of the date of this Plan of Merger, (ii) request promptly thereafter that any Person furnished with confidential or non-public information concerning the Company or any of the Company Subsidiaries on or prior to the date hereof in connection with its consideration of a Company Takeover Proposal promptly return or destroy all confidential or non-public information concerning Company or any of the Company Subsidiaries delivered or made available to such Person or its Representatives by Company, the Company Subsidiaries or any Representatives thereof, and any summaries, analyses or extracts thereof or based thereon, and any files, copies or records containing such information in any computer or electronic media, and (iii) immediately upon execution of this Plan of Merger, terminate all physical and electronic data room access previously granted to any Person or its Representatives (other than Purchaser and its Representatives).

5.3.2               Notwithstanding anything to the contrary contained herein, if at any time prior to obtaining the Company Shareholder Approval, Company or any of its Representatives receives a bona fide unsolicited Company Takeover Proposal from any Person or group of Persons, which Company Takeover Proposal did not result from any breach of this Section 5.3, then Company and its Representatives may (a) contact such Person or group of Persons and their Representatives to request that such Person or group of Persons provide clarification of any term or condition of such Company Takeover Proposal that the Company Board of Directors determines in good faith to be ambiguous or unclear, and (b) if the Company Board of Directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes, or is reasonably expected to lead to, a Company Superior Proposal (i) furnish, pursuant to an Acceptable Company Confidentiality Agreement, information (including non-public information) with respect to Company and the Company Subsidiaries to the Person or group of Persons who has made such Company Takeover Proposal and their respective Representatives; provided that Company shall (subject to the terms of the Company Confidentiality Agreement) promptly (and in any event within 24 hours) make available to Purchaser (through an electronic data room or otherwise), and concurrently provide express written notification, via electronic mail notification to Purchaser in accordance with the applicable provisions of Section 9.8, of the availability of, any written confidential or non-public information that is provided to any such Person or group of Persons or their respective Representatives, if such information was not previously provided to Purchaser or its Representatives, and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such

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Company Takeover Proposal and their respective Representatives; provided, further that Company shall promptly (and in any event within 24 hours) provide to Purchaser (A) a copy of any Company Takeover Proposal made in writing by any such Person or group of Persons to Company or any of its Representatives, and the identity of the Person making the Company Takeover Proposal, and (B) a written summary of the material terms of any such Company Takeover Proposal not made in writing. For the purposes of this Plan of Merger, "Acceptable Company Confidentiality Agreement" means any confidentiality agreement that contains terms that are no less favorable to Company than those contained in the Company Confidentiality Agreement, which shall not provide such Person with any exclusive right to negotiate or otherwise prevent Company from providing information to Purchaser in accordance with this Agreement or otherwise complying with its obligations under this Agreement.

5.3.3               Company shall keep Purchaser informed of any developments, discussions or negotiations regarding any Company Takeover Proposal on a reasonably current basis (and in any event with 24 hours) and shall notify Purchaser of the status of such Company Takeover Proposal. For the avoidance of doubt, all information provided to Purchaser pursuant to this Section 5.3.3 will be subject to the terms of the Company Confidentiality Agreement. Company agrees that it and its Subsidiaries will not enter into any confidentiality or other agreements with any Person subsequent to the date of this Plan of Merger which prohibits Company from providing any information to Purchaser in accordance with this Section 5.3.

5.3.4               Except as permitted by Section 5.3.5, neither the Company Board of Directors or any committee thereof shall (a) (i) fail to recommend to the Company Shareholders that the Company Shareholder Approval be given or fail to include the Company Board Recommendation in the Proxy Statement, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Purchaser, the Company Board Recommendation, (iii) fail to recommend against any tender offer or exchange offer that is a Company Takeover Proposal within 10 Business Days after the commencement thereof other than a temporary "stop, look and listen" communication by the Company Board of Directors consistent with Rule 14d-9(f) of the Exchange Act, (iv) adopt, approve or recommend, or submit to the vote of the Company Shareholders, or publicly propose to approve or recommend to the Company Shareholders, a Company Takeover Proposal or (v) make any public statement inconsistent with the Company Board Recommendation (actions described in this clause (a) being referred to as a "Company Adverse Recommendation Change") or (b) cause or permit Company or any of the Company Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Company Confidentiality Agreement) (each, a "Company Acquisition Agreement").

5.3.5               Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, the Company Board of Directors may, in connection with a bona fide written Company Takeover Proposal which Company Takeover Proposal was made after the date of this Plan of Merger and that did not result from any breach of this Section 5.3, make a Company Adverse Recommendation Change or terminate this Plan of Merger pursuant to Section 7.1.8 to enter into a definitive merger agreement or other definitive purchase or acquisition agreement with respect to such Company Takeover Proposal,

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if and only if, prior to taking such action, Company has complied with its obligations under this Section 5.3 and the Company Board of Directors has determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and that the failure to take the actions contemplated by this sentence are reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that prior to taking any such action (a) Company has given Purchaser at least four Business Days prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Company Superior Proposal, including the identity of the party making such Company Superior Proposal) and has contemporaneously provided a copy to Purchaser of all written materials (including all transaction agreements and related documents) with or from the party making such Company Superior Proposal, (b) Company has negotiated, and has caused its Representatives to negotiate, in good faith with Purchaser during such notice period to the extent Purchaser wishes to negotiate, to enable Purchaser to revise the terms of this Plan of Merger such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal and (c) following the end of such notice period, the Company Board of Directors shall have considered in good faith any changes to this Plan of Merger proposed in writing by Purchaser, and shall have determined that the Company Superior Proposal would continue to constitute a Company Superior Proposal if such revisions were to be given effect and that the failure to take the actions contemplated in the first sentence of this Section 5.3.5 would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. In the event of any material revisions to a Company Takeover Proposal, Company shall deliver a new written notice to Purchaser pursuant to the foregoing clause (a) and again comply with the requirements of this Section 5.3.5 with respect to such new written notice; provided, however, that references herein to the four Business Day period shall be deemed to be references to a two Business Day period with respect thereto.

5.3.6               Provided that Company and the Company Board of Directors comply with their applicable obligations under Section 5.3.5, nothing in this Section 5.3 shall prohibit the Company Board of Directors from (a) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (b) making any "stop-look-and-listen" communications to Company Shareholders pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Company Shareholders); provided, however, that the taking of any action pursuant to any of the preceding clauses (a) or (b) shall in no way limit or modify the effect of this Plan of Merger with respect to any such action taken.

5.3.7               As used in this Plan of Merger, "Company Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Purchaser and its Subsidiaries) or "group", within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of assets of Company and its Subsidiaries equal to more than 15% of Company's consolidated assets or to which more than 15% of Company's net income on a consolidated basis are attributable, (b) acquisition of more than 15% of the outstanding Company Common Stock or the capital stock of any Subsidiary of Company, (c) tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning more than 15% of the outstanding Company Common Stock, (d) merger, consolidation, share exchange, business

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combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated net income and Company Common Stock involved is more than 15%; in each case, other than the Merger.

5.3.8               As used in this Plan of Merger, "Company Superior Proposal" shall mean any bona fide written Company Takeover Proposal that the Company Board of Directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to the Company Shareholders from a financial point of view than the Merger, taking into account (a) all legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the Person making the proposal; and (b) any changes to the terms of this Plan of Merger proposed by Purchaser in response to such proposal or otherwise. For purposes of the definition of "Company Superior Proposal", the references to "15%" in the definition of Company Takeover Proposal shall be deemed to be references to "50%."

5.3.9               For purposes of this Section 5.3, any breach of this Section 5.3 by any of Company's Representatives in his or her individual capacity shall be deemed to be a breach by Company.

5.4           Preparation of the Registration Statement; Shareholder Meeting.

5.4.1               Purchaser shall use commercially reasonable efforts to prepare and cause to be filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement"), in which a prospectus and proxy statement to be sent to the Company Shareholders relating to the Company Shareholder Meeting (the "Proxy Statement") will be included, as promptly as practicable following the date of this Plan of Merger (and in any event no later than 45 days). Purchaser shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use commercially reasonable efforts to keep the Registration Statement effective as long as reasonably necessary to consummate the Merger. Prior to the filing of the Registration Statement, Purchaser shall consult with Company with respect to such filing and shall afford Company and its Representatives reasonable opportunity to review and comment thereon, and shall consider in good faith for inclusion any comments thereon submitted by Company. If at any time prior to the Company Shareholder Meeting any event with respect to Purchaser or Company or any of their respective officers and directors or Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, Purchaser or Company, as applicable, shall promptly inform the other party so that such event may be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of Company.

5.4.2               Purchaser shall use commercially reasonable efforts to take any actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable

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foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the Merger and the issuance of Purchaser Common Stock as Merger Consideration.

5.4.3               Company shall, as soon as is reasonably practicable following the date on which the Registration Statement is declared effective or the effective date can be predicted with reasonable certainty (and in no event later than 45 days after such date), duly call, give proper notice of, convene and hold a special meeting of the Company Shareholders for the purpose of seeking the Company Shareholder Approval ("Company Shareholder Meeting"). Company shall consult with Purchaser regarding the record date for the Company Shareholder Meeting and shall cause appropriate searches to be made in accordance with Rule 14a-13. Company shall not change the record date for the Company Shareholder Meeting without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Company shall use its commercially reasonable efforts to (a) cause the Proxy Statement to be mailed to the Company Shareholders and to hold the Company Shareholder Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act; (b) solicit from its shareholders proxies to vote on the proposal to approve this Plan of Merger and to secure a quorum at the Company Shareholder Meeting; and (c) except if the Company Board of Directors shall have made a Company Adverse Recommendation Change as permitted by Section 5.3, solicit the Company Shareholder Approval. Company shall, through the Company Board of Directors, recommend to the Company Shareholders that they vote for the Company Shareholder Approval and shall include such recommendation in the Proxy Statement, except to the extent that the Company Board of Directors shall have made a Company Adverse Recommendation Change as permitted by Section 5.3. Company may, in consultation with Purchaser, adjourn or postpone the Company Shareholder Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company Shareholders in advance of a vote on the Company Shareholder Approval or (ii) if, as of the time for which the Company Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Company Shareholders represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Shareholder Meeting or there are insufficient votes to obtain the Company Shareholder Approval. Notwithstanding the foregoing, (A) Company shall not adjourn, recess or postpone the Company Shareholder Meeting to a date that is more than 20 days after the date on which the Company Shareholder Meeting was orginally scheduled without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned, or delayed and (B) if Purchaser requests that Company adjourn, postpone or recess the Company Shareholder Meeting to solicit additional proxies for the purpose of obtaining the Company Shareholder Approval, the Company will do so, provided, however, Purchaser shall not request Company to adjourn, postpone or recess the Company Sharheolder Meeting more than two times. Company shall keep Purchaser updated with respect to proxy solicitation results as reasonably requested by Purchaser.

5.5           Stock Exchange Listing. Purchaser shall use its commercially reasonable efforts to cause the shares of Purchaser Common Stock to be issued as Merger Consideration to be accepted for listing on the Nasdaq Global Select Stock Market, subject to official notice of issuance, prior to the Effective Time.

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5.6           Regulatory Matters and Approvals.

5.6.1               Subject to the terms and conditions of this Plan of Merger, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations to consummate and make effective the Merger. Subject to the terms and conditions of this Plan of Merger, the parties will use commercially reasonable efforts to obtain as promptly as practical consents, approvals and authorizations of all third parties and Governmental Entities necessary or desirable for the consummation of the Merger.

5.6.2               In furtherance of the foregoing, as soon as practicable after the date of this Plan of Merger (but in no event more than 45 days after the date hereof), Purchaser shall prepare and file with each Governmental Entity having jurisdiction all applications and documents required to obtain, and shall use its commercially reasonable efforts to obtain, each necessary approval of or consent to consummate the Merger. Subject to applicable Law, Purchaser shall provide Company with reasonable opportunities to review and comment upon the non-confidential sections of such applications and documents before filing and to make such amendments and file such supplements thereto as Company may reasonably request. To the extent permitted by applicable Law, Purchaser shall provide Company with copies of all material correspondence received from these Governmental Entities and all material responsive correspondence sent to these agencies.

5.6.3               From the date of this Plan of Merger until the Effective Time, each of Company and Purchaser shall promptly notify the other party in writing of any pending or, to the Knowledge of Company or Purchaser (as the case may be), threatened Action or Order by any Governmental Entity or any other Person (a) challenging or seeking material damages in connection with the Merger or the other transactions contemplated by this Plan of Merger or (b) seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Plan of Merger. If any Action or Order is instituted (or threatened to be instituted) challenging any of the transactions contemplated by this Plan of Merger as violative of any Law, each of Company and Purchaser shall, and shall cause their respective Representatives to, cooperate and use their commercially reasonable efforts to contest and resist, except insofar as Company and Purchaser may otherwise agree, any such Action or Order, including any Action or Order that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Merger or the other transactions contemplated by this Plan of Merger. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Purchaser or Company to take any action, or commit to take any action, or agree to any condition or restriction which the Purchaser Board of Directors reasonably determines in good faith would, individually or in the aggregate, materially and adversely reduce the economic benefits of the Merger to such a degree that Purchaser would not have entered into this Agreement had such action, condition or restriction been known at the date hereof (a "Materially Burdensome Regulatory Condition").

5.6.4               Nothing contained in this Plan of Merger shall give Company, directly or indirectly, the right to control or direct the operations of Purchaser or give Purchaser, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, subject to Sections 5.1 and 5.2, as applicable,

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Company and Purchaser each shall exercise, consistent with the terms and conditions of this Plan of Merger, complete control and supervision over their respective business operations.

5.7           Employee Matters.

5.7.1               Benefit Continuation. All employees of Company or any of the Company Subsidiaries immediately before the Effective Time shall automatically become employees of the Surviving Company or its Affiliates as of the Effective Time. Purchaser covenants and agrees to provide to each employee of Company or any Company Subsidiary who becomes employed by Purchaser or any of its Affiliates as a result of the Merger (each, a "Continuing Employee") with the same employee benefits then provided to similarly situated employees at Purchaser and consistent with this Section 5.7.

5.7.2               Employee Severance. Purchaser covenants and agrees to pay severance payments to all employees of Company whose job is eliminated as a result of the Merger and whose employment is terminated by Purchaser other than for cause within twelve months after the Effective Time, in accordance with the severance terms as set forth on Section 5.7.2 of the Purchaser Disclosure Letter.

5.7.3               Years of Service Credit. Purchaser covenants and agrees that each Continuing Employee shall receive credit for years of service at Company or the Company Subsidiaries (i) for all purposes, including, without limitation, for purposes of eligibility to participate, vesting credit, entitlement to benefits, and levels of benefits of any Purchaser employee benefit plan (including, but not limited to, Purchaser's 401(k) plan and vacation leave policy) or any other employee benefit plan of the Surviving Company or its Affiliates commencing after the Effective Time, and (ii) for purposes of determining seniority in connection with employment with the Surviving Company and Affiliates, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits.

5.7.4               Retention and Stay Bonuses. Company will cooperate with Purchaser in its efforts to cause any employees of Company identified by Purchaser to enter into retention or stay bonus agreements (in a form mutually agreed to by Purchaser and the employee) prior to the Effective Time.

5.7.5               Severance/Employment Agreements. Purchaser will honor all of Company's obligations and assume all its defenses under existing severance, change of control or employment agreements to which the Company or any Company Subsidiary is a party and which are listed on Section 5.7.5 of the Company Disclosure Letter in accordance with the terms thereof.

5.7.6               Termination of Qualified Retirement Plan. The Company Board of Directors will, prior to the Effective Time, adopt resolutions terminating the Company's 401(k) plan (the "Company Retirement Plan") effective as of immediately prior to the Effective Time.  The accounts of all participants and beneficiaries in the Company

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Retirement Plan will become fully vested upon termination of the Company Retirement Plan.  As soon as practicable following the Effective Time, all account balances in the Company Retirement Plan will be either distributed to participants and beneficiaries or rolled over to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.  Purchaser agrees to permit participants in the Company Retirement Plan who become employees of Purchaser to roll over their account balances in the Company Retirement Plan to Purchaser's 401(k) plan. Notwithstanding the foregoing, (a) no shares of Purchaser common stock may be rolled over into Purchaser's 401(k) plan, and (b) a participant may roll over into Purchaser's 401(k) plan loans made by the Company Retirement Plan only if such participant rolls over the participant's entire account balance. Until the Effective Time, Company will be permitted to make profit-sharing and matching contributions to the Company Retirement Plan based on participants' elective contributions to the Company Retirement Plan, in the ordinary course of business consistent with past practice.

5.7.7               Non-Equity Incentive and Bonus Plans. Immediately on or prior to the Effective Time, Company and each Company Subsidiary shall, subject to the occurrence of the Effective Time, terminate all non-equity incentive and/or bonus plans, and the accrued benefits as of the Effective Time shall be paid on a prorated basis based on the portion of the plan year completed before the Effective Time, assuming any individual performance goals are satisfied at the targeted level of performance and any Company performance goals are satisfied at the targeted level of performance, and in a lump sum as soon as practicable following the Effective Time.

5.8           Press Releases and Public Announcement. Purchaser and Company agree that the initial press release with respect to the execution and delivery of this Plan of Merger shall be a release that is mutually agreed to by the parties. Thereafter, neither Company nor Purchaser will issue any press release or make any public announcement relating to this Plan of Merger, the Merger or the other transactions contemplated by this Plan of Merger without the prior written approval of, in the case of Company, Purchaser, and in the case of Purchaser, Company. However, each party may issue any such press release or make such public announcement (a) it believes in good faith is required to be made by applicable Law or any applicable rule or regulation promulgated by any applicable securities exchange after consultation with outside legal counsel, in which case the disclosing party will use its commercially reasonable efforts to advise and consult with the other party regarding any such press release or other announcement prior to making any such disclosure or (b) for such press release or such public announcement that are consistent with such other press releases or public announcements made after the date of this Plan of Merger in compliance with this Section 5.8.

5.9           Access to Information.

5.9.1               Subject to applicable Law, during the period commencing on the date of this Plan of Merger and ending at the earlier of the Effective Time and the termination of this Plan of Merger in accordance with Article VII, (a) Company will, and will cause each of the Company Subsidiaries to, upon reasonable prior written notice, permit Purchaser and its Representatives to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Company and the Company Subsidiaries, to the officers and senior management, premises, agents, books, records, and Contracts of or

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pertaining to Company and the Company Subsidiaries as may be reasonably requested in writing; and (b) upon the reasonable request of Company, Purchaser shall furnish such reasonable information about it and its business as is relevant to Company and its shareholders in connection with the transactions contemplated by this Plan of Merger; provided, however, that such access or disclosure of information will (i) comply with all applicable Laws, (ii) not result in, or reasonably be expected to result in, the waiver of the attorney-client privilege, or (iii) not result in, or reasonably be expected to result in, a material breach of any material Contract. No such access shall affect the representations, warranties, covenants or agreements of the parties (or the remedies with respect thereto) or the conditions to the obligations of the parties under this Plan of Merger.

5.9.2               All Information of Company (as defined in the Company Confidentiality Agreement) provided pursuant to this Plan of Merger shall be subject to the provisions of the Confidentiality Agreement, dated as of January 5, 2024, between Company and Purchaser ("Company Confidentiality Agreement"), which shall remain in full force and effect in accordance with its terms. All Information of Purchaser (as defined in the Purchaser Confidentiality Agreement) provided pursuant to this Plan of Merger shall be subject to the provisions of the Confidentiality Agreement, dated as of April 4, 2024, between Company and Purchaser ("Purchaser Confidentiality Agreement", and together with the Company Confidentiality Agreement, the ("Confidentiality Agreements"), which shall remain in full force and effect in accordance with its terms.

5.10        Indemnification and Insurance.

5.10.1            All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors and officers, as the case may be, of Company or the Company Subsidiaries as provided in their respective articles of incorporation or bylaws or other organization documents or in existing indemnity agreements with Company or any of the Company Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms.

5.10.2            From and after the Effective Time, Purchaser (and its successors or assigns) shall indemnify and hold harmless to the fullest extent permitted under applicable Law, each current or former director or officer of Company or any of the Company Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party") against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law and following receipt of any undertaking required by applicable Law or applicable organizational documents), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Actions, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or before the Effective Time in such Indemnified Party's capacity as a director or officer of Company or any of the Company Subsidiaries or in such Indemnified Party's capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of Company or any Company Subsidiary, including in connection with the transactions contemplated by this Plan of Merger.

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All rights to indemnification or advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. In the event of any such Action, Purchaser (and its successors or assigns) shall reasonably cooperate with the Indemnified Party in the defense of the Action.

5.10.3            Purchaser (and its successors or assigns) shall maintain in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Company and the Company Subsidiaries for the Indemnified Parties prior to the Effective Time with respect to matters occurring at or prior to the Effective Time, including the transactions contemplated by this Plan of Merger. Alternatively, Purchaser (and its successors or assigns) may substitute therefor policies of substantially the same coverage containing terms and conditions that, taken as a whole, are no less advantageous to the Indemnified Parties. After the Effective Time, Purchaser (and its successors or assigns) shall not be required to pay premiums for insurance coverages in excess of 300% of the last annual premium (such 300% threshold, the "Maximum Amount") paid by Company prior to the date of this Plan of Merger in respect of the coverages required to be obtained pursuant to this Section 5.10.3, and if such amount is not sufficient to purchase insurance in such amount, then Purchaser shall purchase such amount of insurance with the best coverage reasonably available as can be purchased for an aggregate amount that is equal to the Maximum Amount. Alternatively, Purchaser (and its successors or assigns) may purchase at or after the Effective Time, at a total aggregate cost not exceeding the Maximum Amount, a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Company and the Company Subsidiaries for the Indemnified Parties with respect to matters occurring at or prior to the Effective Time, including the transactions contemplated by this Plan of Merger. If such "tail" prepaid policy has been obtained, Purchaser (and its successors or assigns) shall use its commercially reasonable efforts to maintain it in full force and effect for its full term and honor all obligations thereunder, provided, however, that if such "tail" prepaid policy is terminated by the insurance provider, then Purchaser (and its successors or assigns) shall use its commercially reasonable efforts to obtain and maintain a replacement "tail" prepaid policy on terms and conditions providing substantially equivalent benefits as the terminated "tail" prepaid policy, for an aggregate cost not exceeding the Maximum Amount.

5.10.4            The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the articles of incorporation or bylaws or other organization documents of Company or any of the Company Subsidiaries, any other indemnification arrangement, the MBCA, directors' and officers' insurance claims under any policy that is or has been in existence with respect to Company or the Company Subsidiaries or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties, each of whom is a third-party beneficiary of this Section 5.10.

5.10.5            In the event that Purchaser (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any

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Person, in each case, Purchaser shall take commercially reasonable efforts so that the successors and assigns of Purchaser shall assume the obligations set forth in this Section 5.10.

5.10.6            Notwithstanding any provisions to the contrary, the indemnification obligations in this Section 5.10 are limited by federal banking and securities Laws and any such obligations that violate any federal banking or securities Laws or published public policy are void and unenforceable.

5.11        Takeover Laws. If any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Law is or may become applicable to the Merger, Company and the Company Board of Directors shall (a) take all such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Plan of Merger and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Law on the Merger and the transactions contemplated by this Plan of Merger.

5.12        Securityholder Litigation. Each party shall give prompt notice of and keep the other party reasonably informed with respect to the threat, filing, defense or settlement of any securityholder Action against it or its directors or officers relating to the Merger or the other transactions contemplated by this Plan of Merger. Company shall give Purchaser the opportunity to participate (at its own expense) in the defense or settlement of any such securityholder Action and shall not settle any such Action without Purchaser's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.13        Tax-Free Reorganization Treatment.

5.13.1            Company and Purchaser intend that the Merger will qualify as a reorganization under Section 368(a) of the Code (the "Intended Tax Treatment"), and each shall not, and shall not permit any of their respective Subsidiaries to, take any action, or fail to take any action, that would preclude the Merger from qualifying as a reorganization under Section 368(a) of the Code. Company and Purchaser shall use commercially reasonable efforts, and shall cause their respective Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including providing reasonable and customary representations, covenants and certificates requested by counsel under Sections 6.2.5 and 6.3.5. Within 45 days following the Effective Time, Purchaser shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations.

5.13.2            Each of Company and Purchaser shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its United States federal income Tax Return, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

5.14        Expenses. Whether or not the Merger is consummated, except as otherwise provided in this Plan of Merger, all costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated by this Plan of Merger shall be paid by the party incurring such expenses, except that Purchaser shall pay and bear the cost of (a) each regulatory

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filing, application, notification, registration or similar fee required to be paid by any party in connection with this Plan of Merger and the transactions contemplated by this Plan of Merger under the Securities Act, the Exchange Act, applicable banking Laws and other applicable Laws and (b) any fees and expenses (excluding each party's internal costs and fees and expenses of attorneys, accountants and financial and other advisors) payable to the SEC in respect of filing the Registration Statement and Proxy Statement.

5.15        Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Plan of Merger, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws and regulations or as otherwise reasonably requested in writing by Purchaser to consummate and make effective the Merger. Subject to the terms and conditions of this Plan of Merger, the parties will use commercially reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

5.16        Advice of Changes. Each party shall promptly advise the other party of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained in this Plan of Merger or that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition of such party set forth in Article VI; provided, that a failure to comply with this Section 5.16 shall not constitute a breach of this Plan of Merger or the failure of any condition set forth in Article VI to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of one or more of such party's conditions set forth in Article VI to be satisfied.

5.17        280G Matters. Company and Purchaser will cooperate in good faith to mitigate the impact of Section 280G of the Code on any "parachute payment" as that term is defined in Section 280G of the Code to an executive officer of Company in connection with the Merger, provided, however, that if a "parachute payment" cannot otherwise be mitigated, the Company agrees to cause such payment to be reduced in accordance with the terms of the applicable agreement(s) and/or plan(s).

5.18        Section 16 Matters. Prior to the Effective Time, Company and Purchaser each will take all such steps as may be required to cause any acquisitions or dispositions of Purchaser Common Stock (including derivative securities with respect to Purchaser Common Stock) resulting from the Merger and the other transactions contemplated by this Plan of Merger, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser immediately following the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.19        Dividends. Company and Purchaser shall coordinate with each other regarding the declaration, setting of record dates, and payment dates of dividends with respect to shares of Company Common Stock and Purchaser Common Stock for the purpose of minimizing the risk that holders of shares of Company Common Stock (a) in respect of any calendar quarter,

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receive dividends on both shares of Company Common Stock and shares of Purchaser Common Stock received as Merger Consideration or (b) in respect of any calendar quarter, fail to receive a dividend on shares of Company Common Stock or shares of Purchaser Common Stock received as Merger Consideration.

5.20        Governance Matters. Subject to any necessary approval by any appropriate Governmental Entities, and subject to Purchaser's satisfactory completion of its customary screening and evaluation procedures for new directors, Purchaser shall take all appropriate action, subject to and in accordance with the articles of incorporation and bylaws of Purchaser, to appoint one individual serving on the Company Board of Directors and mutually agreeable to Company and Purchaser ("Company Designated Director"), to the Purchaser Board of Directors, effective immediately following the Effective Time to serve until Purchaser's next annual meeting of shareholders (the "Initial Term"). Purchaser shall endeavor to nominate and recommend such Company Designated Director for reelection to the Purchaser Board of Directors for one (1) subsequent additional one (1) year term following the Initial Term; provided, that as a condition to Purchaser’s obligation to nominate the Company Designated Director for reelection following the Initial Term, the Company Designated Director shall (a) be required to provide information required to be disclosed by directors or director candidates in proxy statements or other filings under applicable Law or applicable stock exchange regulations, and as requested by Purchaser from all members of the Purchaser Board of Directors, in each case as promptly as necessary to enable the timely filing of Purchaser’s proxy statement and other periodic reports with the SEC; and (b) have complied at all times with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Purchaser Board of Director members.

5.21           Post-Signing Deliveries. No later than 60 days following the date hereof, Company shall provide Purchaser with complete copies of title insurance policies for each branch location of Macatawa Bank and Company’s corporate office.

ARTICLE VI
CLOSING CONDITIONS

6.1           Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the fulfillment (or waiver by Company and Purchaser) at or prior to the Effective Time of the following conditions:

6.1.1               The Company Shareholder Approval shall have been obtained.

6.1.2               Company and Purchaser shall have received all regulatory approvals required in connection with the transactions contemplated by this Plan of Merger, all applicable notice periods and waiting periods shall have expired, and all such regulatory approvals shall be in effect (the "Requisite Regulatory Approvals"); provided, that no such Requisite Regulatory Approvals shall contain any Materially Burdensome Regulatory Condition.

6.1.3               No provision of any applicable Law making illegal or otherwise prohibiting the consummation of the Merger shall be in effect and no temporary, preliminary or permanent restraining Order issued by a court or agency of competent

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jurisdiction preventing the consummation of the Merger or any other transaction contemplated by this Plan of Merger will be in effect.

6.1.4               Neither party shall be subject to any Order of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

6.1.5               The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been commenced or threatened by the SEC and not withdrawn.

6.1.6               The shares of Purchaser Common Stock to be issued as Merger Consideration shall have been accepted for listing on the Nasdaq stock exchange, subject to official notice of issuance.

6.2           Conditions to Company's Obligation to Effect the Merger. The obligation of Company to effect the Merger is subject to the fulfillment (or waiver by Company) at or prior to the Effective Time of the following additional conditions:

6.2.1               The representations and warranties of Purchaser and Merger Sub set forth in Sections 4.4.1 and 4.6(b) of this Plan of Merger shall be true and correct (other than, in the case of Section 4.4.1, such failures to be true and correct as are de minimis) in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). The representations and warranties of Purchaser and Merger Sub set forth in Sections 4.1.1, 4.2, 4.3.1 and 4.3.2 of this Plan of Merger (without giving effect to any limitation as to "materiality" or "Purchaser Material Adverse Effect" contained therein) will be true and correct in all material respect in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). All other representations and warranties of Purchaser and Merger Sub set forth in this Plan of Merger (without giving effect to any limitation as to "materiality" or "Purchaser Material Adverse Effect" contained therein) will be true and correct in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

6.2.2               Each of Purchaser and Merger Sub shall have performed or complied in all material respects all of the covenants and obligations required to be performed by it under this Plan of Merger at or prior to the Closing Date.

6.2.3               Purchaser shall have delivered to Company a certificate, dated as of the Closing Date and signed on behalf of Purchaser by its Chief Executive Officer,

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Chief Financial Officer or General Counsel certifying to the effect that the conditions set forth in Sections 6.2.1, 6.2.2 and 6.2.4 have been satisfied.

6.2.4               Since the date of this Plan of Merger, there shall not have been any change, state of facts, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

6.2.5               Company shall have received the opinion of Warner Norcross + Judd LLP, acting as counsel to Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Purchaser, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations of officers of Company and Purchaser as to such matters as such counsel may reasonably request.

6.3           Conditions to Purchaser's Obligation to Effect the Merger. The obligation of Purchaser to effect the Merger is subject to the fulfillment (or waiver by Purchaser) at or prior to the Effective Time of the following additional conditions:

6.3.1               The representations and warranties of Company set forth in Sections 3.4.1 and 3.6(b) of this Plan of Merger shall be true and correct (other than, in the case of Section 3.4.1, such failures to be true and correct as are de minimis) in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). The representations and warranties of Company set forth in Sections 3.1.1, 3.2, 3.3.1, 3.3.2 and 3.22 of this Plan of Merger (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" contained therein) will be true and correct in all material respect in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time). All other representations and warranties of Company set forth in this Plan of Merger (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" contained therein) will be true and correct in each case as of the date of this Plan of Merger and as of the Closing Date as though made as of such date (except to the extent such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

6.3.2               Company shall have performed in all material respects all of the covenants required to be performed by it under this Plan of Merger at or prior to the Closing Date.

6.3.3               Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed on behalf of Company by its Chief Executive Officer

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or Chief Financial Officer certifying to the effect that the conditions set forth in Sections 6.3.1, 6.3.2 and 6.3.4 have been satisfied.

6.3.4               Since the date of this Plan of Merger, (a) there shall not have been any change, state of facts, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (b) neither Company nor any Company Subsidiary shall be subject to any Regulatory Agreement.

6.3.5               Purchaser shall have received the opinion of ArentFox Schiff LLP, acting as counsel to Purchaser, on the basis of certain facts, representations and assumptions set forth in such opinion, a copy of which shall be furnished to Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations of officers of Company and Purchaser as to such matters as such counsel may reasonably request.

ARTICLE VII
TERMINATION

7.1           Termination of Plan of Merger. Notwithstanding anything contained in this Plan of Merger to the contrary, this Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or, subject to the terms of this Plan of Merger, after receipt of the Company Shareholder Approval (the date of such termination, the "Termination Date"), as follows:

7.1.1               by mutual written consent of Company and Purchaser;

7.1.2               by either Company or Purchaser, if any Governmental Entity has issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Order or other action is final and nonappealable; provided, however, that the right to terminate this Plan of Merger pursuant to this Section 7.1.2 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the issuance of such an Order or the taking of such an action;

7.1.3               by either Company or Purchaser, if the Merger does not occur on or before April 15, 2025 (the "End Date") provided, however, that the right to terminate this Plan of Merger pursuant to this Section 7.1.3 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the failure of the Effective Time to occur on or before the End Date;

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7.1.4               by either Company or Purchaser, if the Company Shareholder Meeting (including any postponements or adjournments) shall have concluded and been finally adjourned and the Company Shareholder Approval shall not have been obtained; provided, however, that right to terminate this Plan of Merger pursuant to this Section 7.1.4 shall not be available to the party seeking to terminate if (a) the failure of Company, in the case of a termination by Company, or (b) the failure of Purchaser, in the case of a termination by Purchaser, to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Company Shareholder Meeting has been a substantial cause of, or a substantial factor that resulted in, the Company Shareholder Approval not having been obtained;

7.1.5               by Company, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Plan of Merger, which breach or failure to perform (a) would result in a failure of a condition set forth in Sections 6.1 or 6.2 and (b) (i) cannot be cured by the End Date or (ii) if capable of being cured by the End Date, shall not have been cured within 20 Business Days following receipt of written notice (which notice shall specify in reasonable detail the nature of such breach or failure and Company's intention to terminate this Plan of Merger if such breach or failure is not cured) from Company of such breach or failure; provided, that Company shall not have a right to terminate this Plan of Merger pursuant to this Section 7.1.5 if it is then in breach of any representations, warranties, covenants or other agreements contained in this Plan of Merger that would result in a failure of a condition set forth in Sections 6.1 or 6.3;

7.1.6               by Purchaser, if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Plan of Merger, which breach or failure to perform (a) would result in a failure of a condition set forth in Sections 6.1 or 6.3 and (b) (i) cannot be cured by the End Date or (ii) if capable of being cured by the End Date, shall not have been cured within 20 Business Days following receipt of written notice (which notice shall specify in reasonable detail the nature of such breach or failure and Purchaser's intention to terminate this Plan of Merger if such breach or failure is not cured) from Purchaser of such breach or failure; provided, that Purchaser shall not have a right to terminate this Plan of Merger pursuant to this Section 7.1.6 if it is then in breach of any representations, warranties, covenants or other agreements contained in this Plan of Merger that would result in a failure of a condition set forth in Sections 6.1 or 6.2;

7.1.7               by Purchaser prior to the receipt of the Company Shareholder Approval if (a) the Company Board of Directors shall have effected a Company Adverse Recommendation Change; (b) the Company Board of Directors shall have failed to reject a Company Takeover Proposal and reaffirm the Company Board Recommendation within three Business Days following the public announcement of such Company Takeover Proposal and in any event at least two Business Days prior to the Company Shareholder Meeting; (c) Company enters into a Company Acquisition Agreement; or (d) in the absence of a Company Takeover Proposal with respect to which Company is then in active negotiations with the Person making such Company Takeover Proposal in accordance with, and to the extent permitted by, Section 5.3.2, the Company Board of Directors fails to publicly reaffirm its recommendation of this Plan of Merger within three Business Days of a written request by Purchaser to provide such reaffirmation (or such less time as remains prior to the Company Shareholder Meeting);

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7.1.8               by Company prior to receipt of the Company Shareholder Approval, in order to enter into a Company Acquisition Agreement in respect of a Company Superior Proposal; provided, however, that (a) Company has complied with Section 5.3 and (b) Company pays (or causes to be paid) the Company Termination Fee prior to or simultaneously with such termination;

7.1.9               by Purchaser, if, prior to the Closing, Macatawa Bank is examined for compliance with the Community Reinvestment Act and receives written notification of a rating lower than "Satisfactory"; or

7.1.10            in accordance with the terms of Section 2.10.3.

7.2           Effect of Termination.

7.2.1               In the event that:

7.2.1.1           this Plan of Merger is terminated by Purchaser pursuant to Section 7.1.7, Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to $20,400,000 (the "Company Termination Fee");

7.2.1.2           this Plan of Merger is terminated by Purchaser pursuant to Section 7.1.6 or by Company or Purchaser pursuant to Section 7.1.4, and if (a) any Person shall have made a Company Takeover Proposal (i) on or after the date of this Plan of Merger but prior to the date that this Plan of Merger is terminated in the case of a termination pursuant to Section 7.1.6 or (ii) on or after the date of this Plan of Merger but prior to the Company Shareholder Meeting in the case of a termination pursuant to Section 7.1.4, and (b) at any time prior to the date that is 12 months after the date of any such termination, Company consummates a Company Takeover Proposal or enters into any definitive agreement providing for a Company Takeover Proposal (provided that, for purposes of this Section 7.2.1.2, the references to "15%" in the definition of "Company Takeover Proposal" shall be deemed to be references to "50%"), then Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to the Company Termination Fee;

7.2.1.3           (a) this Plan of Merger is terminated by Company or Purchaser pursuant to Section 7.1.3, (b) any Person shall have made a Company Takeover Proposal on or after the date of this Plan of Merger but prior to the date of any such termination, and (c) at any time prior to the date that is 12 months after the date of any such termination, Company consummates a Company Takeover Proposal or enters into any definitive agreement providing for a Company Takeover Proposal (provided that, for purposes of this Section 7.2.1.3, the references to "15%" in the definition of "Company Takeover Proposal" shall be deemed to be references to "50%"), then Company shall pay, or cause to be paid, to Purchaser cash in an amount equal to the Company Termination Fee; provided, however, that in the case of a termination by Company, Company shall not be obligated to pay the Company Termination Fee if the failure of Purchaser to perform any of its obligations under this Plan of Merger required to be performed at or prior to the Effective Time has been a substantial cause of, or a substantial factor that resulted in, the failure of the Effective Time to occur on or before the End Date; or

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7.2.1.4           this Plan of Merger is terminated by Company pursuant to Section 7.1.8, then Company shall pay, or cause to be paid, to Purchaser, prior to or contemporaneously with such termination, cash in an amount equal to the Company Termination Fee.

7.2.2               Each of the parties hereto acknowledge and agree that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Plan of Merger, and that without these agreements, the other party would not enter into this Plan of Merger. Accordingly, if Company fails to pay the amount due pursuant to this Section 7.2 and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Company for the Company Termination Fee, then Company shall pay Purchaser its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Company Termination Fee from the date such payment was required to be made until the date of payment at the prime rate published in the Wall Street Journal on the date such payment was required to be made.

7.2.3               Upon the effectiveness of any termination of this Plan of Merger pursuant to Section 7.1, this Plan of Merger shall become void and have no further force or effect (except for the provisions of Sections 5.8, 5.9.2, 5.14, 7.2 and Article IX) as between the parties, and, subject to the payment of any amounts owing pursuant to this Section 7.2, there shall be no other liability between the parties as to any other party. Notwithstanding anything in this Plan of Merger to the contrary, no party hereto will be relieved or released from any liability or damages arising from a willful or intentional breach of any provision of this Plan of Merger or fraud, and the aggrieved party will be entitled to all rights and remedies available at Law or in equity.

7.2.4               The Company Termination Fee will be paid in the aggregate to Purchaser at the direction of Purchaser in immediately available funds in the case of Section 7.2.1, upon the occurrence of the event giving rise to the obligation to make such payment.

7.2.5               For the avoidance of doubt, in no event shall Company be required to pay the Company Termination Fee on more than one occasion.

ARTICLE VIII
CERTAIN DEFINITIONS

8.1       When used in this Plan of Merger, the following terms will have the meanings assigned to them in this Section 8.1:

"Action" means (a) any litigation, claim, action, suit, hearing, proceeding or arbitration, (b) any material investigation by a Governmental Entity or (c) any demand or notice of violation by a Governmental Entity (in the case of clauses (a), (b) and (c), whether civil, criminal, administrative, labor or investigative).

"Affiliate" means, with respect to a Person, any other Person that is an "affiliate" of that first Person within the meaning of Rule 405 promulgated under the Securities Act.

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"Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended.

"Book-Entry Shares" means shares of Company Common Stock represented by book-entry immediately prior to the Effective Time (other than Excluded Shares).

"Business Day" means a day other than a Saturday, Sunday or other day on which The NASDAQ Global Select Market is closed.

"Certificates" means outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock (other than Excluded Shares).

"Collective Bargaining Agreement" means any Contract that has been entered into with any labor organization, union, works council, employee representative or association.

"Company Benefit Plan" means (a) any "employee benefit plan" within the meaning of Section 3(3) of ERISA (including but not limited to any multiple employer plan or Multiemployer Plan in which the Company or an ERISA Affiliate of the Company participates, contributes or is, or at any time in the past was, required to contribute), and (b) any deferred compensation, retirement, defined contribution, defined benefit, pension, profit sharing, employee welfare, fringe benefit, flexible spending account, stock purchase, stock option, stock ownership, phantom stock, stock appreciation rights, restricted stock, restricted stock units, severance, separation, employment, change in control, vacation pay, leave of absence, layoff, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, day or dependent care, legal services, cafeteria, health, life, accident, disability, workers' compensation or other insurance, or other employee benefit plan, or contract, program, or practice, whether written or oral, for the benefit of Company's current or former officers, employees, independent contractors, or directors, in each case either (i) existing at the Closing Date and sponsored, maintained, or contributed to by Company or any of its Subsidiaries, or (ii) existing at the Closing Date or prior thereto, in respect of which Company or any of its Subsidiaries has or could reasonably be expected to have any Liability.

"Company Board of Directors" shall mean the board of directors of Company.

"Company Material Adverse Effect" means a Material Adverse Effect with respect to Company.

"Company Shareholders" means holders of shares of Company Common Stock.

"Company Site" means, with respect to Company, any real properties (in each case, including all soil, subsoil, surface waters and groundwater thereat) currently or previously owned, leased or operated (including other real estate owned) by (a) Company or any of the Company Subsidiaries, (b) any predecessors of Company or any of the Company Subsidiaries, or (c) any entities previously owned by Company or any of the Company Subsidiaries.

"Company Stock Plan" means the Macatawa Bank Corporation Stock Incentive Plan of 2015.

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"Contract" means, with respect to any Person, any agreement, contract, commitment, arrangement, memorandum of understanding, side letter, understanding, lease license, indenture, note, contractual obligation or other instrument of a contractual nature, whether written or oral.

"DPC Shares" means shares of Company Common Stock held as collateral by the Purchaser or Company or any of their respective Subsidiaries in respect of a debt.

"Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law.

"Environmental Law" means any and all Laws, Environmental Permits, or binding agreements with any Governmental Entity, relating to the protection of health and the environment, or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any analogous state Law.

"Environmental Permit" means any Permit required or issued by any Governmental Entity under or in connection with any Environmental Law, including without limitation, any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity under any applicable Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means, with respect to Company or Purchaser, as applicable, any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 414(n)(6)(B) of the Code) that includes, or at any time included, Company or Purchaser, as applicable, or any Affiliate of Company or Purchaser, as applicable, or any predecessor of any of the foregoing.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FDI Act" means the Federal Deposit Insurance Act of 1950, as amended.

"FDIC" means the Federal Deposit Insurance Corporation.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System or its delegees.

"FHLB" means the Federal Home Loan Bank.

"GAAP" means United States generally accepted accounting principles, consistently applied.

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"Governmental Entity" means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, county, municipal or local government or other non-United States international, multinational or other government, including any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative or judicial authority thereof and any self-regulatory organization, commission or authority, including any securities exchange.

"Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mold, lead or lead-containing materials, polychlorinated biphenyls, polyfluoroalkyl substances, and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated under or for which liability can be imposed under any Environmental Law.

"Indebtedness" means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (e) all lease obligations of such Person capitalized on the books and records of such Person (or required to be so capitalized or treated as a finance lease in accordance with GAAP), (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, (h) all obligations representing the deferred and unpaid purchase price of property or services (including any potential future earn-out, purchase price adjustment, release of "holdback" or similar payment, but excluding accounts payable incurred in the ordinary course of business consistent with past practices), (i) all obligations, contingent or otherwise, in respect of bankers' acceptances, and (j) all obligations of such Person under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination).

"Intellectual Property" means, with respect to any Person, all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights; (b) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any "moral" rights; (c) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing; (d) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein; (e) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation; (f) Internet domain name registrations; and (g) all rights in the foregoing and other similar intangible or intellectual property assets and their foreign equivalents in any jurisdiction.

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"IRS" means the United States Internal Revenue Service.

"Knowledge" or any similar phrase means those facts that are actually known, after reasonable inquiry, by any of the individuals listed in Section 8.1 of the Company Disclosure Letter, in the case of Company, and any of the individuals listed in Section 8.1 of the Purchaser Disclosure Letter, in the case of Purchaser.

"Law" means any federal, state, county, local or foreign constitution, statute, law, ordinance, rule, code, executive order, common law, injunction, judgment, decree, Order, regulation, treaty, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.

"Liability" means all Indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, security interest, hypothecation, or other encumbrance or change of any kind affecting such property or asset.

"Material Adverse Effect" means, with respect to any Person, any effect, event, occurrence, fact, condition, development or change that (a) individually or in the aggregate, would reasonably be excepted to have a materially adverse effect on the business, results of operations, financial condition or assets of such Person and its Subsidiaries, taken as a whole, or (b) prohibits or materially impairs the ability of such Person to consummate the transactions contemplated by this Plan of Merger on a timely basis; provided, however, that, for the purposes of clause (a), a Material Adverse Effect shall not include effects, events, occurrences, facts, conditions, developments or changes arising out of, attributable to or resulting from (either alone or in combination): (i) conditions or changes generally affecting the economy or financial, credit or securities markets; (ii) any outbreak or escalation of hostilities, war (whether or not declared) or military action or any act of terrorism, the occurrence of any natural disaster, or occurrence of any man-made disaster; (iii) general conditions in or changes generally affecting the banking industry or geographic regions in which such Person or its Subsidiaries operate, including changes in prevailing interest rates, credit availability or liquidity; (iv) changes in Laws (or interpretations thereof) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts of competent jurisdiction or Governmental Entities; (v) changes in GAAP or accounting standards (or interpretations thereof); (vi) compliance with the terms of, or the taking of any action required by, this Plan of Merger; (vii) any decline in the market price, or change in trading volume, of Purchaser Common Stock (provided, however, that any event, occurrence, fact, condition or change that caused or contributed to any decline in market price or change in trading volume, of Purchaser Common Stock shall not be excluded unless otherwise specifically excluded by this definition); (viii) the announcement or pendency of the Merger or any other transaction contemplated by this Plan of Merger; (ix) global or material pandemics, endemics or disease outbreaks, public health emergencies or widespread occurrences of infectious disease; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (iii), (iv), (v) or (ix) immediately above shall be taken into account in determining whether a Material Adverse Effect

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has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, compared to other companies operating in the industry in which such Person and its Subsidiaries conduct their businesses.

"Michigan Banking Code" means the Michigan Banking Code of 1999, as amended.

"Multiemployer Plan" means a multiemployer plan within the meaning of Section 3(37) of ERISA.

"NLRB" means the National Labor Relations Board.

"Order" means any award, writ, arbitral awards, injunction, judgment, decree, order, ruling or verdict or other similar decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

"Permit" means any grant, exemption, declaration, registration, filing, order, authorization, approval, consent, exception, variance, consent, accreditation, certificate, license, permit or franchise of, from or required by any Governmental Entity of competent jurisdiction or pursuant to any Law, and all pending applications therefor or renewals thereof.

"Permitted Liens" means with respect to Company, (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Company, (b) statutory Liens of landlords and workers', carriers' and mechanics' or other like Liens incurred in the ordinary course of business consistent with past practices for amounts that are not yet due and payable or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Company, (c) Liens and encroachments which do not materially interfere with the present use of the properties or assets they affect, (d) Liens that will be released prior to or as of the Closing, (e) Liens that are disclosed on the most recent audited consolidated balance sheet of Company or notes thereto or securing liabilities reflected on such balance sheet, (f) Liens that were incurred in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet of Company, (g) Liens set forth in Section 8.1 of the Company Disclosure Letter, and (h) with respect to real property, whether owned or leased, any Lien that has not had and would not reasonably be expected to be, individually or in the aggregate, material to Company and the Company Subsidiaries taken as a whole.

"Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, a Governmental Entity or any other entity or body.

"Purchaser Board of Directors" shall mean the board of directors of Purchaser.

"Purchaser Material Adverse Effect" means a Material Adverse Effect with respect to Purchaser.

"Regulation O" means Regulation O of the Federal Reserve Board.

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"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing of a Hazardous Material.

"Representatives" means, with respect to any Person, the respective officers, directors, managers, members, employees, consultants, accountants, brokers, financial advisors, legal counsel, agents, advisors, Affiliates and other representatives of that Person.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"SOX" means the United States Sarbanes Oxley Act, as amended.

"Subsidiary" shall have the meaning ascribed to it in Section 2(d) of the Bank Holding Company Act.

"Tax" or "Taxes" means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, abandoned property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, transfer, real property transfer, recording, documentary, stamp, registration, unemployment, social security, workers' compensation, capital, premium, deficiencies, charges, backup withholding, personal property, franchise, and other governmental taxes, assessments, customs, duties or levies, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

"Tax Returns" means any return, declaration, report, claim for refund, estimate or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed under applicable Law with any Governmental Entity.

"Transaction Documents" means (a) the Proxy Statement, (b) the Registration Statement, and (c) any other documents to be filed with any other Governmental Entity in connection with the Merger.

"Trust Account Shares" means shares of Company Common Stock held directly or indirectly in trust accounts, managed or custodial accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties including all shares of Company Common Stock held in connection with the Company 401(k) Plan.

"WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, and any similar foreign, state or local Law.

8.2       For purposes of this Plan of Merger, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires; (b) where a

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word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (c) the terms "hereof", "herein", "hereunder", "hereby" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Plan of Merger as a whole and not to any particular provision of this Plan of Merger; (d) when a reference is made in this Plan of Merger to an Article, Section, paragraph, Exhibit or Schedule without reference to a document, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Plan of Merger; (e) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions; (f) the word "include", "includes" or "including" when used in this Plan of Merger will be deemed to include the words "without limitation", unless otherwise specified; (g) a reference to any party to this Plan of Merger or any other agreement or document will include such party's predecessors, successors and permitted assigns; (h) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder; (i) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; and (j) any references in this Plan of Merger to "dollars" or "$" shall be to U.S. dollars.

8.3       The following terms are defined on the following pages of this Plan of Merger:

Acceptable Company Confidentiality Agreement	45
Acceptance Period	8
Adjusted Per Share Merger Consideration	8
Aggregate Share Amount	4
Average Purchaser Closing Price	8
Borrowing Affiliate	43
Certificate of Merger	2
Closing	2
Closing Date	2
Code	1
Company	1
Company Acquisition Agreement	45
Company Adverse Recommendation Change	45
Company Board Recommendation	9
Company Common Stock	12
Company Confidentiality Agreement	52
Company Designated Director	56
Company Disclosure Letter	9
Company Financial Statements	13
Company Investment Banker	28
Company Lease	19
Company Material Contract	20
Company Real Property	17
Company Retirement Plan	50
Company SEC Reports	30
Company Shareholder Approval	9

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Company Shareholder Meeting	48
Company Subsidiaries	10
Company Subsidiary	10
Company Superior Proposal	47
Company Takeover Proposal	46
Company Termination Fee	61
Company-Leased Real Property	17
Company-Owned Intellectual Property	19
Company-Related Person	28
Confidentiality Agreements	52
Constituent Company	1
Continuing Employee	50
Effective Time	2
Employment-Related Payments	24
End Date	59
Exchange Agent	5
Exchange Fund	5
Excluded Shares	3
Exercise Period	8
Final Index Price	8
Floor Purchaser Price	8
Increase Notice	8
Indemnified Party	52
Initial Index Price	8
Initial Term	56
Intended Tax Treatment	54
Materially Burdensome Regulatory Condition	49
Maximum Amount	53
MBCA	1
Merger	1
Merger Consideration	4
Merger Sub	1
MLLCA	1
Outstanding Company Common Stock	4
Per Share Merger Consideration	4
Plan of Merger	1
Pricing Period	8
Proxy Statement	47
Purchaser	1
Purchaser Common Stock	35
Purchaser Common Stock Price	4
Purchaser Confidentiality Agreement	52
Purchaser Disclosure Letter	33
Purchaser Financial Statements	36
Purchaser SEC Reports	37
Purchaser Subsidiaries	33

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Purchaser Subsidiary	33
Registration Statement	47
Regulatory Agreement	15
Requisite Regulatory Approvals	56
Surviving Company	1
Termination Date	59
Upset Condition	8
VWAP	4

ARTICLE IX
MISCELLANEOUS

9.1           No Third-Party Beneficiaries. This Plan of Merger will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, other than Section 5.10 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein) and Article II (which shall be for the benefit of holders of Company Common Stock after the Effective Time, whether represented by Certificates or Book-Entry Shares to receive the Merger Consideration in accordance with the terms, and subject to the conditions set forth in, Article II).

9.2           Specific Performance.

9.2.1               The parties agree that irreparable damage to Company, Merger Sub or Purchaser, as applicable, would occur in the event that any of the provisions of this Plan of Merger were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Plan of Merger could not be adequately compensated in all cases by monetary damages alone. The parties acknowledge and agree that (a) Company shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Plan of Merger by Purchaser and Merger Sub or to enforce specifically the terms and provisions of this Plan of Merger and (b) Purchaser and/or Merger Sub shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Plan of Merger by Company or to enforce specifically the terms and provisions of this Plan of Merger, in each case, in addition to any other remedy to which such party is entitled at Law or in equity.

9.2.2               The parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Plan of Merger by Company, Merger Sub or Purchaser, as applicable, and to specifically enforce the terms and provisions of this Plan of Merger to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of Company, Merger Sub or Purchaser, as applicable, under this Plan of Merger, all in accordance with the terms of this Section 9.2.

9.2.3               Neither Company, Merger Sub nor Purchaser, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Plan of Merger and to enforce specifically the terms and provisions of this Plan of Merger, all in accordance with the terms of this Section 9.2.

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9.3           Entire Agreement. This Plan of Merger (including the exhibits and the schedules hereto), together with the Confidentiality Agreements, constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, to the extent they are related in any way to the subject matter of this Plan of Merger.

9.4           Succession and Assignment. This Plan of Merger will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as provided for in Section 1.6, no party hereto may assign either this Plan of Merger or any of its rights, interests or obligations hereunder without the prior written approval of, in the case of assignment by Company, Purchaser, and, in the case of assignment by Purchaser or Merger Sub, Company.

9.5           Construction. The parties have participated jointly in the negotiation and drafting of this Plan of Merger, and, in the event an ambiguity or question of intent or interpretation arises, this Plan of Merger will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Plan of Merger.

9.6           Exclusive Jurisdiction. Each of the parties to this Plan of Merger irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of Michigan, and any appellate courts from any thereof, in any Action or proceeding arising out of or relating to this Plan of Merger or the transactions contemplated by this Plan of Merger, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action or proceeding shall be heard and determined in such Michigan court or, to the extent permitted by Law, in such federal court.

9.7           Waiver of Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLAN OF MERGER OR THE TRANSACTIONS CONTEMPLATED BY THIS PLAN OF MERGER.

9.8           Notices. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given and effective (a) immediately if delivered or sent and received by electronic mail transmission (if receipt by the intended recipient is confirmed by the same means, which confirmation each party agrees to transmit reasonably promptly); (b) when delivered if sent by hand (with written confirmation of receipt); or (c) when received by addressee if sent by a nationwide overnight delivery service (all fees prepaid) to the following addresses:

If to Purchaser:	With a copy to:
Wintrust Financial Corporation Attn: Kathleen M. Boege 9700 West Higgins Road, Suite 800 Rosemont, Illinois 60018	ArentFox Schiff LLP Attn: Matt Galo and Jason Zgliniec 233 South Wacker Drive, Suite 7100 Chicago, Illinois 60606

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Telephone: 847-939-9008 Email: kboege@wintrust.com	Telephone: 312-258-5643; 312-258-5795 Email: matt.galo@afslaw.com; jason.zgliniec@afslaw.com and

If to Company:	With a copy to:
Macatawa Bank Corporation Attn: Jon W. Swets 10753 Macatawa Drive Holland, Michigan 49424 Telephone: 616-494-7645 Email: jswets@macatawabank.com

Warner Norcross + Judd LLP

Attn: Charlie Goode and Malaina Weldy

150 Ottawa Avenue NW, Suite 1500

Grand Rapids, Michigan 49503

Telephone:  616-752-2176; 616-752-2580

Email:  cgoode@wnj.com;
mweldy@wnj.com

9.9           Governing Law. This Plan of Merger shall be governed, construed, and enforced accordance with the Laws of the State of Michigan, without regard to principles of conflicts of Laws.

9.10        Counterparts. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by electronic mail transmission from a party.

9.11        Headings. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

9.12        Calculation of Dates and Deadlines. Unless otherwise specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then-current local time in Grand Rapids, Michigan.

9.13        Severability. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable Order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.

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9.14        Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, will survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

9.15        Amendments. This Plan of Merger may be amended by the parties hereto, by action taken or authorized, in the case of Company, by the Company Board of Directors or a duly authorized committee of the Company Board of Directors and, in the case of Purchaser, by the Purchaser Board of Directors or a duly authorized committee of the Purchaser Board of Directors at any time before or after the receipt of the Company Shareholder Approval. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of Company and Purchaser.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned parties have duly executed and acknowledged this Plan of Merger as of the date first written above.

MACATAWA BANK CORPORATION

/s/ Richard L. Postma

By:	Richard L. Postma
Its:	Chairman of the Board of Directors

WINTRUST FINANCIAL CORPORATION

/s/ Timothy S. Crane

By:	Timothy S. Crane
Its:	President and Chief Executive Officer

LEO SUBSIDIARY LLC, by Wintrust Financial Corporation, its sole member
/s/ Timothy S. Crane

By: Timothy S. Crane
Its: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Exhibit A

VOTING AGREEMENT

EXHIBIT 99.1

Voting and Support Agreement

This Voting and Support Agreement (this “Agreement”) is entered into as of April 15, 2024, by and among Wintrust Financial Corporation, an Illinois corporation (“Purchaser”), Macatawa Bank Corporation, a Michigan corporation (“Company”), and those Persons whose names appear on the signature page of this Agreement and who own or solely control the voting of any shares of Company Common Stock (such shareholders collectively referred to in this Agreement as the “Principal Shareholders,” and individually as a “Principal Shareholder”).

Recitals

A.       As of the date hereof, each Principal Shareholder is the owner or solely controls the vote of the number of shares of Company’s common stock, no par value per share (“Company Common Stock”), as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto.

B.       Purchaser is contemplating the acquisition of Company by means of a merger (the “Merger”) of Company with and into Leo Subsidiary LLC, a Michigan limited liability company and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to an Agreement and Plan of Merger dated as of April 15, 2024 (the “Plan of Merger”), by and among Purchaser, Merger Sub and Company.

C.       Purchaser, Merger Sub and Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Shareholders enter into this Agreement.

D.       Each Principal Shareholder believes it is in his or her best interest as well as the best interest of Company for Purchaser and Company to consummate the Merger.

Agreements

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Purchaser and Company to enter into the Plan of Merger and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.            Definitions; Construction. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Plan of Merger. The parties hereby incorporate by this reference the principles of construction set forth in Section 8.2 of the Plan of Merger.

Section 2.            Representations and Warranties. Each Principal Shareholder represents and warrants that as of the date hereof, he or she (a) owns beneficially and of record the number of shares of Company Common Stock as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto; (b) has the sole, or joint with any other Principal Shareholder, voting power with respect to such shares of Company Common Stock; and (c) has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Shareholder, and is enforceable against such Principal Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and subject to general principles of equity.

Section 3.            Voting Agreement. Each Principal Shareholder hereby agrees that at any meeting of the Company Shareholders however called, and in any action by written consent of the Company Shareholders, such Principal Shareholder shall vote, or cause to be voted, all shares of Company Common Stock now or at any time hereafter owned or solely controlled by him or her at the time of such meeting of the Company Shareholders (a) in favor of the Merger and the other transactions contemplated by the Plan of Merger; (b) against any Company Takeover Proposal involving any party other than Purchaser or an Affiliate of Purchaser; and (c) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Company under the Plan of Merger.

Section 4.            Additional Covenants. Except as required by law, each Principal Shareholder agrees that he or she will (a) not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Common Stock owned of record or beneficially by such Principal Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Principal Shareholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Purchaser may otherwise agree in writing; (b) not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Plan of Merger or any of the other transactions contemplated thereby; (c) use his or her best efforts to cause any necessary meeting of the Company Shareholder to be duly called and held, or any necessary consent of shareholders to be obtained, for the purpose of approving or adopting the Plan of Merger and the transactions contemplated thereby; (d) cause any of his or her Affiliates to cooperate fully with Purchaser in connection with the Plan of Merger and the transactions contemplated thereby; and (e) execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

Section 5.            No Economic Benefit. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain and belong to the applicable shareholder and Purchaser shall have no power or authority to direct any shareholder in the voting of any of the Company Common Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Purchaser a proxy to vote the Company Common Stock subject to this Agreement.

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Section 6.            Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of (a) the date of termination of the Plan of Merger as set forth in Article 7 thereof, as such termination provisions may be amended by Purchaser, Merger Sub and Company from time to time; (b) the favorable vote of the Company Shareholders with respect to approval of the Plan Merger; (c) the date, if any, on which Company publicly discloses that the Company Board of Directors has determined, in accordance with Section 5.3.5 of the Plan of Merger to make a Company Adverse Recommendation Change; or (d) April 15, 2025.

Section 7.            Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Company, Purchaser and all of the Principal Shareholders.

Section 8.            Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Plan of Merger and any written agreements related thereto. Except for the Plan of Merger, this Agreement supersedes any agreements among any of Company, the Company Shareholders or Purchaser concerning the acquisition, disposition or control of any Company Common Stock.

Section 9.            Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Purchaser by reason of this Agreement shall not be deemed (until consummation of the Merger and the other transactions contemplated by the Plan of Merger) to control, directly or indirectly, Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

Section 10.         Informed Action. Each Principal Shareholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Shareholder further acknowledges that he or she has received a copy of the Plan of Merger and is familiar with its terms.

Section 11.         Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable Order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

Section 12.         Counterparts. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by electronic mail transmission from a party (including by facsimile, portable data file (pdf) or other electronic signature, including DocuSign).

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Section 13.         Governing Law; Jurisdiction. This Agreement shall be governed, construed, and enforced accordance with the Laws of the State of Michigan, without regard to principles of conflicts of Laws. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of Michigan, and any appellate courts from any thereof, in any Action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action or proceeding shall be heard and determined in such Michigan court or, to the extent permitted by Law, in such federal court.

Section 14.         Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of, in the case of assignment by Company or any Principal Shareholder, Purchaser, and, in the case of assignment by Purchaser, Company.

Section 15.         Directors’ Duties. The parties hereto acknowledge that each Principal Shareholder is entering into this Agreement solely in his or her capacity as a Company Shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Shareholder, in his or her capacity as a director of Company and/or Macatawa Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, no Principal Shareholder makes any agreement or understanding herein in his or her capacity as a director of Company and/or Macatawa Bank. For the avoidance of doubt, nothing in this Section 15 shall in any way limit, modify or abrogate any of the obligations of the Principal Shareholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

Section 16.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS VOTING AND SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AND SUPPORT AGREEMENT.

[The Remainder of this Page Is Left Intentionally Blank]

[Signature Page Follows]

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In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

PURCHASER:		COMPANY:

WINTRUST FINANCIAL CORPORATION		MACATAWA BANK CORPORATION

By:		By:
Name:	Timothy S. Crane	Name:	Richard L. Postma
Title:	President and Chief Executive Officer	Title:	Chairman of the Board of Directors

[Signature Page to Voting and Support Agreement]

Principal Shareholders	Shares Owned

Name:

Name:

Name:

Name:

Name:

Name:

Name:

[Signature Page of Voting and Support Agreement Continued]

EXHIBIT 99.2

FOR IMMEDIATE RELEASE

April 15, 2024

FOR MORE INFORMATION CONTACT:

Timothy S. Crane, President and CEO – Wintrust Financial Corporation, (847) 939-9000

David A. Dykstra, Vice Chair and COO – Wintrust Financial Corporation, (847) 939-9000

Richard L. Postma, Chairman – Macatawa Bank Corporation, (616) 392-1517

Wintrust Website address: www.wintrust.com

Macatawa Website address: www.macatawabank.com

WINTRUST FINANCIAL CORPORATION AND MACATAWA BANK
CORPORATION ANNOUNCE PLANS TO MERGE

ROSEMONT, IL & HOLLAND, MI – Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) and Macatawa Bank Corporation (“Macatawa”) (Nasdaq: MCBC) today jointly announced that they have entered into a definitive merger agreement for Wintrust to acquire Macatawa in an all-stock transaction. Macatawa is the parent company of Macatawa Bank, a Michigan state-chartered bank, which is headquartered in Holland, Michigan and operates a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties, including Grand Rapids.

Founded in 1997, Macatawa has an exemplary history of serving its communities. As of December 31, 2023, it had approximately $2.7 billion in assets, $2.4 billion in deposits and $1.3 billion in loans. Macatawa’s approach to customer service is similar to that at each of the fifteen Wintrust Community Banks and their more than 170 banking locations. Like Wintrust, Macatawa prides itself on delivering outstanding service to both consumer and commercial clients.

Timothy S. Crane, President and CEO of Wintrust, said, “Macatawa provides an ideal platform to expand into West Michigan with a very solid bank. The bank has a strong core deposit base, exceptional asset quality, a client focused culture, and a committed leadership team. Together, we will be a formidable, community-minded competitor to the other banks in the area. We look forward to the combined synergies that our two firms can realize while providing Macatawa’s customers with an expanded array of products and services.”

Richard L. Postma, Chairman of the Board of Macatawa, said, “Wintrust provides Macatawa with the ability to retain and enhance its uniquely personalized consumer and commercial community presence in the West Michigan area by retaining the Macatawa Bank name, its key employees, branches, and a legally constituted community bank board, as a separately chartered bank. We anticipate a seamless transition to becoming the 16th successful community bank subsidiary of Wintrust, and the only subsidiary located within the State of Michigan. We are confident that this transaction, which combines similar cultures and operating philosophies, will result in a continued community bank that offers all the enhanced services, products and technology of Wintrust to meet the evolving banking needs of our customers.”

Jon W. Swets, President and CEO of Macatawa, stated, “This transaction brings together two companies that share a core community banking philosophy. Wintrust’s track record of serving families, individuals and businesses with exemplary products and services make it an attractive partner. This partnership offers our customers, employees and communities the long-term benefits that being part of a successful, growing and caring organization brings.” Mr. Swets emphasized that joining forces with Wintrust, “allows us to continue focusing on serving our customers and growing our presence by providing our customers with access to a wider range of products, services and resources. We see many advantages for our customers and shareholders, and we look forward to joining the Wintrust family.”

Terms of the Transaction

Subject to possible adjustment as provided in the merger agreement, the aggregate purchase price to Macatawa shareholders is currently estimated to be approximately $510.3 million, or $14.85 per share. In the transaction, each share of Macatawa common stock outstanding will be converted into the right to receive merger consideration paid in shares of Wintrust common stock based on Wintrust’s average trading price at closing determined in accordance with the merger agreement.

The transaction is subject to approval by banking regulators, approval of Macatawa’s shareholders and other customary closing conditions. The transaction is expected to close in the second half of 2024 and is not expected to have a material effect on Wintrust’s 2024 earnings per share.

Advisors

Morgan Stanley & Co. LLC acted as financial advisor and Warner Norcross + Judd LLP acted as legal advisor to Macatawa in the transaction. ArentFox Schiff LLP served as legal advisor to Wintrust.

About Wintrust

Wintrust is a financial holding company with assets of approximately $57 billion whose common stock is traded on the NASDAQ Global Select Market. Built on the "HAVE IT ALL" model, Wintrust offers sophisticated technology and resources of a large bank while focusing on providing service-based community banking to each and every customer. Wintrust operates fifteen community bank subsidiaries, with over 170 banking locations located in the greater Chicago and southern Wisconsin market areas. Additionally, Wintrust operates various non-bank business units including business units which provide commercial and life insurance premium financing in the United States, a premium finance company operating in Canada, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, a business unit engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services and qualified intermediary services for tax-deferred exchanges.

About Macatawa

Headquartered in Holland, Michigan, Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties. The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for thirteen years as one of “West Michigan’s 101 Best and Brightest Companies to Work For”.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws relating to the proposed acquisition of Macatawa by Wintrust and integration of Macatawa with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of Wintrust and Macatawa and members of their respective senior management teams. Investors and security holders are cautioned that such statements are predictions, are not guarantees of future performance and actual events or results may differ materially. Completion of the acquisition, expected financial results or other plans are subject to a number of risks and uncertainties.

Additional risks and uncertainties may include, but are not limited to, the risk that expected cost savings, revenue synergies and other financial benefits from the proposed merger may not be realized or take longer than expected to realize, the failure to obtain required regulatory or shareholder approvals for the proposed merger, the failure of the closing conditions in the merger agreement to be satisfied or any unexpected delay in closing the merger transaction.

Further information regarding additional factors that could cause results to differ materially from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Annual Report on Form 10-K for the most recently ended fiscal year of each of Wintrust and Macatawa, as well as the proxy statement/prospectus described below, and other documents subsequently filed by Wintrust or Macatawa with the Securities and Exchange Commission. Forward-looking statements are based on information currently available to Wintrust and Macatawa, and the parties assume no obligation and disclaim any intent to update any such forward-looking statements.

Important Information for Investors and Security Holders

This communication is being made in respect of the proposed merger transaction involving Wintrust and Macatawa. This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy Wintrust’s or Macatawa’s securities or the solicitation of any vote or approval.

The proposed merger transaction will be submitted to the shareholders of Macatawa for their consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4, which will include the proxy statement of Macatawa that constitutes a prospectus of Wintrust (the “proxy statement/prospectus”). However, such materials are not currently available. The proxy statement/prospectus will be mailed to the shareholders of Macatawa when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY

HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINTRUST, MACATAWA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Wintrust and Macatawa and/or the proposed transaction, once such documents are filed with the SEC, at the SEC’s website at www.sec.gov. In addition, copies of the documents filed with the SEC by Wintrust, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on the Wintrust’s website at www.wintrust.com under the heading “Investor Relations” and then under the link “Documents” or by contacting David A. Dykstra, Vice Chair and Chief Operating Officer at (847) 939-9000. Copies of the documents filed with the SEC by Macatawa, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on Macatawa’s website at www.macatawabank.com under the heading “Investor Relations” or by contacting Bryan Barker, Chief Financial Officer at (616) 494-1448.

Participants in the Solicitation

Wintrust, Macatawa and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Wintrust is set forth in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Macatawa is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

# # #

EXHIBIT 99.3

Wintrust Financial Corporation Acquisition of Macatawa Bank Corporation: Strategic Expansion Into West Michigan With a High - Performing Banking Platform April 15, 2024

2 Forward Looking Statements This communication contains forward - looking statements within the meaning of the federal securities laws relating to the propose d acquisition of Macatawa Bank Corporation (“Macatawa”) by Wintrust Financial Corporation (“Wintrust”) and integration of Macatawa with Wintrust, the combin ati on of their businesses and projected revenue, as well as profitability and earnings outlook. All statements other than statements of historical fact are st atements that could be deemed forward - looking statements, including all statements regarding the intent, belief or current expectations of Wintrust and Macatawa an d m embers of their respective senior management teams. Investors and security holders are cautioned that such statements are predictions, are not guarantees of f utu re performance and actual events or results may differ materially. Completion of the acquisition, expected financial results or other plans are subject to a numb er of risks and uncertainties. Additional risks and uncertainties may include, but are not limited to, the risk that expected cost savings, revenue synergie s a nd other financial benefits from the proposed merger may not be realized or take longer than expected to realize, the failure to obtain required regulatory or sha reh older approvals for the proposed merger, the failure of the closing conditions in the merger agreement to be satisfied or any unexpected delay in closing the mer ger transaction. Further information regarding additional factors that could cause results to differ materially from those contained in the fo rwa rd - looking statements, see “Risk Factors” and the forward - looking statement disclosure contained in the Annual Report on Form 10 - K for the most recently ended fi scal year of each of Wintrust and Macatawa, as well as the proxy statement/prospectus described below, and other documents subsequently filed by Wintrust or Ma cat awa with the Securities and Exchange Commission. Forward - looking statements are based on information currently available to Wintrust and Macatawa, and the p arties assume no obligation and disclaim any intent to update any such forward - looking statements.

x Macatawa is a high - performing commercially - focused community bank that can be leveraged to drive future Wintrust growth into complementary Michigan markets x History of robust financial returns; Macatawa currently operates at a 1.60% ROAA (2023Y) x Macatawa to maintain, like other Wintrust subsidiaries, a community banking model, its charter, name, and brand to actively best serve all stakeholders Utilize High - Performing Macatawa Platform for Future Growth in Michigan x Expands Wintrust’s Midwest geographic presence into economically attractive contiguous West Michigan markets x Overlays Wintrust’s unique community bank operating model with Macatawa’s significant scarcity value in the Grand Rapids MSA as one of the largest locally - headquartered banks x Continue to capitalize on favorable underlying economic trends and expected growth profile in West Michigan Expansion into Economically Attractive Greater Grand Rapids and West Michigan Markets x Conservative credit philosophy and pristine asset quality with NCOs < 0.0% (Q4’23) x Wintrust has significant alignment with the culture and management of Macatawa with a focus on customers, communities and employees x Expected efficient integration leveraging Wintrust’s proven acquisition expertise Low Execution Risk Driven by Pristine Asset Quality, Consistent Operating Cultures and Wintrust’s Proven Acquisition Expertise x Significant potential benefit from deployment of Macatawa’s large levels of excess liquidity and capital x Macatawa has a 55% Loan / Deposit ratio and 17.7% CET1 Ratio x Strong asset - liability position with short duration loan and securities portfolios; asset sensitive balance sheet benefitting from higher rates Ability to Leverage Macatawa’s Significant Excess Capital and Liquidity x Strong low - cost and granular core deposit base with 1.35% cost of deposits and 87% non - time deposit composition (Q4’23) x Commercial - focus with strong ties to the local business community; 82% total commercial loan composition x Additive wealth/trust business with $1.2Bn of assets under administration (AUA) x Integrates Wintrust’s differentiated model, product suite and infrastructure with Macatawa’s platform and customer base Macatawa’s Leading Community Banking Franchise will Benefit from Wintrust’s Resources 3 Transaction Highlights

Overview of Macatawa Bank Corporation

Overview of Macatawa Bank

(As of Q4'23)

Total Assets	$2.7Bn
Total Deposits	$2.4Bn
Headquarters	Holland, Michigan
Chairman of the Board	Richard Postma
President and Chief Executive Officer	Jon Swets
Ticker	MCBC (NASDAQ-Listed)
Year Founded	1997
Branches	26 Full-Service Retail Branches
Wealth Assets Under Administration	$1.2Bn

Key Franchise Highlights

1. Attractive Low Cost, Core Deposit Franchise
2. Strong Balance Sheet with Significant Excess Capital & Liquidity
3. Commercially-Focused Loan Portfolio with Pristine Credit Quality
4. Robust History of Financial Returns & Performance Metrics
5. Significant Scarcity Value in the Attractive Grand Rapids MSA
6. Wealth Business Contributing to Relationship Banking Model
7. Experienced Management Team Leading the Business Bank of West Michigan

Financial Summary

Balance Sheet & Capital (As of Q4'23, %)	
Cash & Securities / Assets	47
Loan / Deposit Ratio	55
Non-Time Deposit Composition	87
TCE / TA	10.4
CET1 Ratio	17.7
NCOs / Avg. Loans	(0.01)
Reserves / Loans	1.30
Profitability (2023Y, %)	
ROAA	1.60
ROATCE	16.4
NIM	3.36
Efficiency Ratio	49
Fee Income Ratio	17

Loan & Deposit Composition

Loan Composition

(As of Q4'23, %)

Consumer 4%
Residential Mortgage 14%
C&I 38%
Real Estate - Construction 8%
Real Estate - Mortgage 36%

Deposit Composition

(As of Q4'23, %)

CDs 13%
Non-Interest Bearing 27%
Savings & Money Market 34%
Interest Bearing Demand 26%

Source: SNL Financial, Company Filings

4

Non - Interest Bearing 27% Interest Bearing Demand 26% Savings & Money Market 34% CDs 13% C&I 38% Real Estate - Mortgage 36% Real Estate - Construction 8% Residential Mortgage 14% Consumer 4% A High - Performing West Michigan Commercially - Focused Community Bank with a Strong Core Deposit Franchise, Significant Excess Capital & Liquidity, and Pristine Asset Quality Overview of Macatawa Bank Key Franchise Highlights Financial Summary Loan & Deposit Composition 4 Overview of Macatawa Bank Corporation (As of Q4’23) $2.7Bn Total Assets $2.4Bn Total Deposits Holland, Michigan Headquarters Richard Postma Chairman of the Board Jon Swets President and Chief Executive Officer MCBC (NASDAQ - Listed) Ticker 1997 Year Founded 26 Full - Service Retail Branches Branches $1.2Bn Wealth Assets Under Administration Source: SNL Financial, Company Filings Loan Composition (As of Q4’23, %) Deposit Composition Loans: $1.3Bn Yield on Loans (Q4’23): 5.7% Deposits: $2.4Bn Cost of Deposits (Q4’23): 1.35% Attractive Low Cost, Core Deposit Franchise 1 Strong Balance Sheet with Significant Excess Capital & Liquidity 2 Commercially - Focused Loan Portfolio with Pristine Credit Quality 3 Robust History of Financial Returns & Performance Metrics 4 Significant Scarcity Value in the Attractive Grand Rapids MSA 5 Wealth Business Contributing to Relationship Banking Model 6 Experienced Management Team Leading the Business Bank of West Michigan 7 Balance Sheet & Capital (As of Q4'23, %) 47 Cash & Securities / Assets 55 Loan / Deposit Ratio 87 Non - Time Deposit Composition 10.4 TCE / TA 17.7 CET1 Ratio (0.01) NCOs / Avg. Loans 1.30 Reserves / Loans Profitability (2023Y, %) 1.60 ROAA 16.4 ROATCE 3.36 NIM 49 Efficiency Ratio 17 Fee Income Ratio (As of Q4’23, %)

Macatawa Bank: A Leading Franchise Across All Key Attributes

		Macatawa	Bank Industry [1]		Macatawa vs. Bank Industry [1]
			Top Quartile	Median	
Deposit Franchise	Cost of Deposits (Q4'23)	1.35%	1.58%	2.10%	✓+
	Non-Time Deposit Composition	87%	87%	85%	✓+
	Cycle-to-Date Deposit Beta [2]	25%	29%	38%	✓+
Balance Sheet & Capital	Loan / Deposit Ratio	55%	78%	85%	✓+
	Cash / Assets	16%	6%	4%	✓+
	CET1 Ratio	17.7%	13.2%	11.7%	✓+
Loans & Asset Quality	C&I Loan Composition	38%	33%	23%	✓+
	NCOs / Avg. Loans (Q4'23)	(0.01)%	0.08%	0.15%	✓+
	Reserves / Total Loans	1.30%	1.30%	1.18%	✓+
Financial Performance	ROAA ('23Y)	1.60%	1.22%	1.06%	✓+
	ROATCE ('23Y)	16.4%	18.2%	14.4%	✓
	NIM ('23Y)	3.36%	3.54%	3.30%	✓
	Efficiency Ratio ('23Y)	49%	51%	55%	✓+
Markets & Demographics	Population Growth 5-Year Projection	3.0% [3]	2.4% [4]		✓+
	Median Household Income	$80.9k [3]	$75.9k [4]		✓+
	Current Unemployment Rate	3.1% [3]	3.9% [4]		✓+
Wealth & Fee Income	AUA / Assets	42%	66%	33%	✓
	Fee Income Ratio ('23Y)	17%	23%	17%	✓

✓+ Above Bank Industry Top Quartile
✓ Above Bank Industry Median

Notes:

WINTRUST 5

Macatawa vs. Bank Industry (1) Bank Industry (1) Median Top Quartile Macatawa x + 2.10% 1.58% 1.35% Cost of Deposits (Q4’23) x + 85% 87% 87% Non - Time Deposit Composition x + 38% 29% 25% Cycle - to - Date Deposit Beta (2) x + 85% 78% 55% Loan / Deposit Ratio x + 4% 6% 16% Cash / Assets x + 11.7% 13.2% 17.7% CET1 Ratio x + 23% 33% 38% C&I Loan Composition x + 0.15% 0.08% (0.01)% NCOs / Avg. Loans (Q4’23) x + 1.18% 1.30% 1.30% Reserves / Total Loans x + 1.06% 1.22% 1.60% ROAA (’23Y) x 14.4% 18.2% 16.4% ROATCE (’23Y) x 3.30% 3.54% 3.36% NIM (’23Y) x + 55% 51% 49% Efficiency Ratio (’23Y) x + 2.4% (4) 3.0% (3) Population Growth 5 - Year Projection x + $75.9k (4) $80.9k (3) Median Household Income x + 3.9% (4) 3.1% (3) Current Unemployment Rate x 33% 66% 42% AUA / Assets x 17% 23% 17% Fee Income Ratio (’23Y) 5 Macatawa Bank: A Leading Franchise Across All Key Attributes Source: SNL Financial, Company Filings; financial data as of 12/31/2023 Notes: 1. Bank industry represents KRX regional bank index 2. Cycle to date beta represents deposit beta measured relative to 525 bps change in Fed Funds as of Q4’23 since the beginning o f t he rate hiking cycle as of Q4’21 3. Macatawa’s metrics represent weighted average franchise information using demographic and economic data by county (Ottawa, Ke nt and Allegan counties) and amount of Macatawa’s deposits per county 4. Bank industry represents U.S. national average x + x Above Bank Industry Top Quartile Above Bank Industry Median Deposit Franchise Balance Sheet & Capital Loans & Asset Quality Financial Performance Markets & Demographics Wealth & Fee Income

Pro Forma Wintrust Footprint and Expansion into Michigan

Wisconsin
Madison
Milwaukee
Racine
Kenosha
Rockford
Chicago
Illinois
Grand Rapids
Michigan
South Bend
Fort Wayne
Indiana
Ann Arbor
Detroit
Toledo
Ohio
Cleveland
WTFC: 177 Branches
MCBC: 26 Branches

Macatawa Deposit Market Share

MSA	Deposits ($MM)(1)	Branches (#)(2)	Rank (#)	Local Rank (#)(3)
Grand Rapids	2,189	24	5	1
Holland	141	2	5	1
Macatawa	2,330	26	-	1

Grand Rapids MSA Deposit Market Share (1)

Key Economic and Demographic Trends

Projected Population Growth (2024 – 2029E)

3.0%
1.2%
Macatawa Markets (5)
Midwest (6)

Projected Household Income Growth (2024 – 2029E)

9.6%
8.9%
Macatawa Markets (5)
Midwest (6)

Current Unemployment Rate (February 2024)

3.1%
3.3%
Macatawa Markets (5)
Midwest (6)

Source: SNL Financial

WINTRUST 6

Rank Local Deposits / (Overall) Rank (3) Deposits Branches Branch (#) (#) Company ($Bn) (#) ($MM) 1 - Huntington 5.7 36 157 2 - Fifth Third 5.6 36 155 3 - Northpointe Bancshares (4) 3.0 1 3037 4 - JPMorgan Chase 3.0 23 129 5 1 Macatawa Bank 2.2 24 91 6 2 Mercantile Bank 2.1 13 159 7 3 Independent Bank 1.4 18 77 8 - Bank of America 1.0 7 138 9 - PNC 0.8 13 63 10 4 West Michigan Community Bank 0.8 9 87 11 5 ChoiceOne 0.8 10 76 12 - Comerica 0.6 11 52 13 6 Grand River Commerce 0.4 2 223 14 7 United Bank Financial 0.4 9 47 15 8 HCB Financial 0.4 4 95 Market Total 29.9 255 117 3.1% 3.3% Macatawa Markets Midwest 3.0% 1.2% Macatawa Markets Midwest 9.6% 8.9% Macatawa Markets Midwest Illinois Michigan Indiana Wisconsin Ohio Madison Milwaukee Kenosha Racine Rockford Chicago Fort Wayne South Bend Grand Rapids Detroit Ann Arbor Cleveland Toledo Macatawa Bank’s Strong Presence in the West Michigan Market Significant Scarcity Value in Attractive Michigan Markets with Favorable Economic Trends 6 Pro Forma Wintrust Footprint and Expansion into Michigan Key Economic and Demographic Trends Grand Rapids MSA Deposit Market Share (1) Source: SNL Financial Notes: 1. Deposits per FDIC deposit information as of September 30, 2023 (sourced from SNL Financial) 2. Excludes three facilities with no deposits; 26 retail locations across both Grand Rapids and Holland MSAs 3. Local rank defined as independent traditional community banks with headquarters in Michigan 4. Primarily a mortgage bank with one branch in Grand Rapids; excluded from local bank ranking 5. Macatawa’s metrics represent weighted average franchise information using demographic and economic data by county (Ottawa, Ke nt and Allegan counties) and amount of Macatawa’s deposits per county 6. Midwest states include Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Da kot a, and Wisconsin, and metrics reflective of deposit concentration in each state Projected Population Growth (2024 – 2029E) Projected Household Income Growth (2024 – 2029E) Current Unemployment Rate (February 2024) WTFC: 177 Branches MCBC: 26 Branches (6) (6) (6) (2) (5) (5) (5) Macatawa Deposit Market Share Local Deposits Branches Rank Rank MSA ($MM) (#) (#) (#) Grand Rapids 2,189 24 5 1 Holland 141 2 5 1 Macatawa 2,330 26 - 1 (1) (2) (3)

Notes: 1. Market data as of April 15, 2024 7 Key Transaction Terms • Consideration Mix – 100% WTFC common stock • Exchange Ratio – Floating exchange ratio with a symmetrical collar of ̃ $12.00 per WTFC share price at signing (as set forth in the merger agreement); fixed exchange ratio outside of collar band • Transaction Value – Approximately $510.3MM deal value, or $14.85 per share (1) • Transaction Value / 2025E Consensus EPS – 11.6x • Pro Forma Ownership – Wintrust: 92% / Macatawa: 8% (1) • Earnings per Share – Expected minimal impact in 2024; expected to be accretive in first year excluding integration expenses • Capital Ratios – Expected slight increase on a pro forma basis at close • Bank Charter – Macatawa to be a separately chartered bank subsidiary of Wintrust Financial Corporation • Macatawa Name and Brand – Operate with the Macatawa name and brand in Michigan • Integration – Expected efficient integration leveraging Wintrust’s proven acquisition expertise • Closing – Estimated 2H’2024 • Wintrust Board – Richard Postma, current Chairman of Macatawa Bank Corporation, expected to join the Wintrust Financial Corporation Board of Directors • Macatawa Bank Board – A number of current Macatawa Directors expected to continue to serve on Macatawa Bank Board • Management – Macatawa Bank to continue to be led by talented management team within Michigan markets • Community – Continue to support Macatawa communities in a consistent manner on go forward basis Cost Savings Consideration & Deal Value Integration Estimated Transaction Impacts to Wintrust Board, Management, and Employees

8 Key Takeaways Low Execution Risk Driven by Pristine Asset Quality, Consistent Operating Cultures and Wintrust’s Proven Acquisition Expertise Utilize High - Performing Macatawa Platform for Future Growth in Michigan Expansion into Economically Attractive Greater Grand Rapids and West Michigan Markets Ability to Leverage Macatawa’s Significant Excess Capital and Liquidity Macatawa’s Leading Community Banking Franchise will Benefit from Wintrust’s Resources

9 Important Information for Investors and Security Holders and Participants in the Solicitation Important Information for Investors and Security Holders This communication is being made in respect of the proposed merger transaction involving Wintrust and Macatawa. This communi cat ion is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy Wintrust ’s or Macatawa’s securities or the solicitation of any vote or approval. The proposed merger transaction will be submitted to the shareholders of Macatawa for their consideration. In connection the rew ith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S - 4, whic h will include the proxy statement of Macatawa that constitutes a prospectus of Wintrust (the “proxy statement/prospectus”). However, such materials are not currently available. The proxy statement/prospectus will be mailed to the shareholders of Macatawa when available. BEFORE MAKING ANY VOTING OR INVEST MEN T DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINTRUST, MACATAWA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Wintru st and Macatawa and/or the proposed transaction, once such documents are filed with the SEC, at the SEC’s website at www.sec.gov. In addition, copies o f t he documents filed with the SEC by Wintrust, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy st atement/prospectus, will be available free of charge on the Wintrust’s website at www.wintrust.com under the heading “Investor Relations” and then under the link “Documents” or by contacting David A. Dykstra, Vice Chair and Chief Operating Officer at (847) 939 - 9000. Copies of the documents filed with the S EC by Macatawa, including the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, will be available free of charge on Macatawa’s website at www.macatawabank.com under the heading “Investor Relations” or by contacting Bryan Barker, Chief Financ ial Officer at (616) 494 - 1448. Participants in the Solicitation Wintrust, Macatawa and certain of their respective directors, executive officers and other members of management and employee s m ay be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and ex ecutive officers of Wintrust is set forth in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, its annual re port on Form 10 - K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and in subsequent documents filed with the SEC, e ach of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Macatawa is set f ort h in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 17, 2023, its annual report on Form 10 - K for the fiscal ye ar ended December 31, 2023, which was filed with the SEC on February 15, 2024, and in subsequent documents filed with the SEC, each of which can be obtai ned free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation, including a descriptio n o f their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed wit h the SEC.